Exhibit 10.21.4

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 4

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 4 to Master Repurchase Agreement, dated as of December 11, 2020 (this “Amendment”), by and between Finance of America Mortgage LLC (“Seller”) and Nomura Corporate Funding Americas, LLC (“Buyer”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 28, 2019 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of April 15, 2020, that certain Amendment No. 2 to Master Repurchase Agreement, dated as of April 17, 2020, and that certain Amendment No. 3 to Master Repurchase Agreement, dated as of October 27, 2020, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendments to Existing Repurchase Agreement. Effective as of the date hereof, the Existing Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the conformed agreement as amended and modified by the terms set forth herein.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to Buyer’s receipt of this Amendment and that certain Amendment No. 4 to Pricing Side Letter, in each case, executed and delivered by Seller and Buyer.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel
Name:	Sanil Patel
Title:	Managing Director

Signature Page to Amendment No. 4 to Master Repurchase Agreement

FINANCE OF AMERICA MORTGAGE LLC, as Seller

By:	/s/ Bob Conway
Name:	Bob Conway
Title:	Treasurer

Signature Page to Amendment No. 4 to Master Repurchase Agreement

Exhibit A

CONFORMED AGREEMENT

(See attached)

EXECUTION

[CONFORMED THROUGH AMENDMENT NO. ~~3~~4]

MASTER REPURCHASE AGREEMENT

between

NOMURA CORPORATE FUNDING AMERICAS, LLC,

as Buyer

and

FINANCE OF AMERICA MORTGAGE LLC,

as Seller

Dated as of October 28, 2019

-i-

-ii-

SCHEDULE 1	REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS
SCHEDULE 2	AUTHORIZED REPRESENTATIVES

EXHIBIT A	~~FORM OF CONFIRMATION LETTER~~RESERVED
EXHIBIT B	FAM UNDERWRITING GUIDELINES
EXHIBIT C	SELLER’S TAX IDENTIFICATION NUMBER
EXHIBIT D	RESERVED
EXHIBIT E	RESERVED
EXHIBIT F	FORM OF SECTION 7 CERTIFICATE
EXHIBIT G	ASSET SCHEDULE FIELDS
EXHIBIT H	FORM OF ESCROW INSTRUCTION LETTER
EXHIBIT I	RESERVED
EXHIBIT J	FORM OF SELLER POWER OF ATTORNEY

-iii-

MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of October 28, 2019, between FINANCE OF AMERICA MORTGAGE LLC, a Delaware limited liability company (the “Seller”) and NOMURA CORPORATE FUNDING AMERICAS, LLC, a Delaware limited liability company (the “Buyer”).

Section 1. Applicability; Transaction Overview. Subject to the terms and conditions set forth herein, from time to time and at the request of Seller, the parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Purchased Assets on a servicing-released basis, against the transfer of funds by Buyer representing the Purchase Price for such Purchased Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Purchased Assets in a repurchase transaction at a date not later than the Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Purchased Assets. Each such transaction involving the purchase and sale of additional Mortgage Loans shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. This Agreement is not a commitment by Buyer to engage in the Transactions, but sets forth the requirements under which the Buyer would consider entering into Transactions set forth herein.

Section 2. Definitions. As used herein, the following terms shall have the following meanings.

“Accelerated Repurchase Date” shall have the meaning set forth in Section 15(a)(i) hereof.

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans (a) of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and (b) consistent with the degree of skill and care that such servicers customarily require with respect to similar Mortgage Loans owned or managed by such servicers, and that are in accordance with all applicable Federal, State and local laws and regulations, including the servicing standards promulgated by the Consumer Financial Protection Bureau.

“Additional Acceptable Assets” shall mean collateral acceptable to Buyer in its sole discretion which can be delivered and perfected in a manner acceptable to Buyer such as, but not limited to, Eligible Mortgage Loans or government issued or guaranteed securities.

“Adjusted Principal Balance” shall mean, with respect to any Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of any date of determination.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that for purposes of this Agreement and the other Facility Documents, “Affiliates” of the Seller shall be limited to Finance of America Holdings, LLC and its Subsidiaries.

“Agency” shall mean Fannie Mae or Freddie Mac, as applicable.

“Agency Approval” shall have the meaning set forth in Section 12(l) hereof.

“Agency Guidelines” shall mean, with respect to any Mortgage Loan, the applicable Underwriting Guidelines set forth in clause (i) of the definition of “Underwriting Guidelines.”

“Agency Mortgage Loan” shall mean a Mortgage Loan that was underwritten in accordance with the applicable Agency Guidelines and otherwise satisfies all requirements for purchase by the Agencies.

“Aggregate Asset Value” shall mean, as of any date of determination, the sum of the Asset Value of all Purchased Assets.

“Aggregate Facility Repurchase Price” shall mean, as of any date of determination, the sum of the Repurchase Prices (excluding from the definition of Repurchase Price any amounts calculated pursuant to clause (B) of such definition) of all Purchased Assets.

“Agreement” shall mean this Master Repurchase Agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 12(bb) hereof.

“Appraisal” shall mean a FIRREA-compliant appraisal report provided by an appropriately state licensed or certified appraiser indicating the market value of the related Mortgaged Property, incorporating, an interior inspection of the residence on such Mortgaged Property and obtained in conformity with customary and usual business practices, relative state and federal laws, and regulatory guidelines. Such appraisal report will generally include a minimum of [***] comparable sales that support the value.

“Appraisal Value” shall mean, with respect to any Mortgage Loan, the appraised value of the related Mortgaged Property as set forth in the Appraisal or AVM or BPO as permitted under the Pricing Side Letter.

“Asset Detail and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Asset File” shall have the meaning set forth in the Custodial Agreement.

“Asset Schedule” shall mean with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium (including an Excel spreadsheet) generated by Seller and delivered to Buyer and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit G attached hereto) relating to the Purchased Assets and Eligible Mortgage Loans in a format reasonably acceptable to Buyer.

“Asset Value” shall mean, as of any date of determination, with respect to each Purchased Asset, an amount equal to the product of (i) the related Purchase Price Percentage with respect to such Purchased Asset, (ii) the Market Value of such Purchased Asset (expressed as a percentage of par) and (iii) the Adjusted Principal Balance of such Purchased Asset; provided that

(a) the Asset Value shall be deemed to be zero (unless otherwise determined by Buyer in writing in its sole discretion) with respect to any Purchased Asset as to which a Purchased Asset Issue has occurred; or

(b) if the Aggregate Asset Value for any type of Purchased Asset exceeds any applicable Concentration Limit, the Asset Value of such Purchased Assets shall be deemed to be zero (unless otherwise determined by Buyer in writing in its sole discretion) until the Aggregate Asset Value for such type of Purchased Assets, as applicable, is less than or equal to the applicable Concentration Limit.

(c) if there exists a violation of any Weighted Average Criteria, then the Aggregate Asset Value of the applicable Purchased Assets (as determined by Buyer) which causes such violation shall be deemed to be zero (unless otherwise determined by Buyer in writing in its sole discretion) such that there is no violation of the Weighted Average Criteria on account of Purchased Assets that are not attributed an Asset Value of zero.

“Assignment and Acceptance” shall have the meaning set forth in Section 20 hereof.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“ATR Rules” The ability to repay requirements of 12 CFR § 1026.43(c).

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of Seller listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean Nomura Corporate Funding Americas, LLC, its successors in interest and assigns, and with respect to Section 7, its participants.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Markets Transaction” shall have the meaning provided in the Pricing Side Letter.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Closing Date” shall mean October 28, 2019.

“Closing Protection Letter” shall mean, with respect to any Wet-Ink Mortgage Loan, the related closing protection letter in form and substance as mutually agreed to between Buyer and Seller.

“Change in Control” shall mean:

(a) any transaction or event as a result of which UFG Holdings LLC or one of its wholly-owned Subsidiaries ceases to directly or indirectly own [***] of the Capital Stock of Seller; provided, that the non-voting stock of the Seller issued and outstanding as of the date of this Agreement shall not be considered a Change in Control for purposes of this clause (a); or

(b) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization and/or any lending/warehousing transaction).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean, with respect to any Servicer, the segregated account established by Seller at the Collection Account Bank into which all Income received on account of the Mortgage Loans serviced or subserviced by such Servicer shall be deposited in accordance with the terms of the related Servicer Notice.

“Collection Account Bank” shall mean Texas Capital Bank, N.A. or any other depositary institution approved by Buyer in its sole discretion.

“Collection Account Control Agreement” shall mean the agreement regarding the Collection Account among Seller, Buyer and Collection Account Bank, which shall provide for Buyer control as of the date of execution and shall be in form and substance acceptable to Buyer, as the same may be amended from time to time.

“Collection Period” shall mean the period commencing on the [***] of the month (or, in the case of the first Collection Period for a given Transaction, on the Purchase Date for such Transaction) up to but not including the [***] of the following month.

“Concentration Limit” shall have the meaning set forth in the Pricing Side Letter.

“Confidential Information” shall have the meaning set forth in Section 31(b) hereof.

“Confidential Terms” shall have the meaning set forth in Section 31(a) hereof.

“Confirmation” shall mean a confirmation in form and substance acceptable to Buyer and Seller (which may be via electronic medium, including in the form of an Asset Schedule), which shall include in any case (1) the related Asset Schedule, (2) (a) the Purchase Date, (b) the aggregate Purchase Price, (c) the Repurchase Date, (d) the Pricing Rate applicable to the Purchase Price, (e) the Purchase Price Percentage, and (f) additional terms or conditions not inconsistent with this Agreement, together with a calculation of the Concentration Limits (and Weighted Average Criteria (in each case, following consummation of the proposed Transaction), in each case in respect of the Eligible Mortgage Loans proposed to be subject to the Transaction, and (3) a certification by Seller that (a) the Asset Files in respect of the Eligible Mortgage Loans proposed to be subject to the related Transaction have been delivered to the Custodian in accordance with the Custodial Agreement, and (b) Seller has no actual knowledge of any material information concerning the Purchased Assets that is not reflected in the Underwriting Package or otherwise disclosed to Buyer in writing.

“Costs” shall have the meaning set forth in Section 16(a) hereof.

“Custodial Agreement” shall mean that certain Custodial and Disbursement Agreement dated as of the date hereof, among Seller, Buyer, Disbursement Agent and Custodian, as the same may be amended from time to time.

“Custodian” shall mean Deutsche Bank National Trust Company and any successor thereto under the Custodial Agreement.

“Days Delinquent” shall refer to the number of days a Mortgage Loan is delinquent using the MBA Method of Delinquency.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Disbursement Account” shall mean the account established at the Disbursement Agent pursuant to the terms and conditions of the Custodial Agreement.

“Disbursement Agent” shall mean Deutsche Bank National Trust Company acting in the capacity of disbursement agent and any successor thereto under the Custodial Agreement.

“Disposition Proceeds” shall have the meaning set forth in Section 5(f) hereof.

“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18- 217 of the Delaware LLC Act.”Dollars” and “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Diligence Documents” shall have the meaning set forth in Section 19 hereof.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement that is entered into among Buyer, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Eligible Mortgage Loan” shall mean any Mortgage Loan that meets the following criteria (unless otherwise agreed to by Buyer in writing its sole and absolute discretion) at all times (unless otherwise set forth below):

(a) as of the related Purchase Date, such Mortgage Loan has been approved to be made subject to a Transaction by Buyer in its sole and absolute discretion;

(b) is secured by a one- to four- family Mortgaged Property that is not a mobile home or raw land;

(c) on the related Purchase Date, such Mortgage Loan is [***] Days Delinquent, and was not [***] or more Days Delinquent at any time, with respect to any payment of principal or interest and is otherwise not in default;

(d) is at all times while a Purchased Asset not [***] or more Days Delinquent at any time, with respect to any payment of principal or interest;

(e) the related Mortgagor is not subject to an Insolvency Event, and the related Mortgaged Property is not involved in a proceeding under an Insolvency Event;

(f) on the Purchase Date, and at any time after the related Purchase Date, the related Mortgaged Property is not a real estate owned property and is not subject to foreclosure proceedings;

(g) the related Purchase Date is not greater than [***] following the related origination date for such Mortgage Loan;

(h) if such Mortgage Loan is a Non-Agency Loan, such Mortgage Loan is a Grade A Mortgage Loan, a Grade B Mortgage Loan from a Third Party Reviewer as of the related Purchase Date (if the due diligence review of such Mortgage Loan that is prepared by such Third Party Reviewer is available to Buyer as of such Purchase Date, or if a Grade C Mortgage Loan, approved in writing by Buyer in its sole discretion);

(i) the LTV of such Mortgage Loan (including the amount of any primary mortgage insurance protection against such Mortgage Loan) is less than or equal to [***], unless such Mortgage Loan is otherwise acceptable to Buyer;

(j) such Mortgage Loan does not, after giving effect to the related Purchase Price with respect to such Mortgage Loan, cause any of the applicable Concentration Limits set forth in Schedule 1 of the Pricing Side Letter to be exceeded;

(k) such Mortgage Loan does not, after giving effect to the related Transaction with respect to such Mortgage Loan, cause any of the applicable Weighted Average Criteria to be violated;

(l)~~(k)~~ such Mortgage Loan has been originated or acquired by Seller in accordance with the applicable Underwriting Guidelines with no exceptions unless such exceptions and related significant compensating factors were disclosed to, and approved by, Buyer in its sole discretion in writing prior to the related Purchase Date, and in the case of the related FAM Underwriting Guidelines such FAM Underwriting Guidelines have not been amended or modified unless such amendments or modifications have been affirmatively approved or waived by Buyer in writing in its sole discretion;

(m)~~(l)~~ such Mortgage Loan complies with the representations and warranties set forth on Schedule 1;

(n)~~(m)~~ such Mortgage Loan complies with such other eligibility criteria as determined by Buyer during its due diligence review of such Mortgage Loans and set forth in the related Confirmation;

(o)~~(n)~~ such Mortgage Loan is not subject to any forbearance arrangement, whether requested by any party or pursuant to an agreement, or mandated by a Governmental Authority; and

(p)~~(o)~~ if such Mortgage Loan is a Government Mortgage Loan, as of the related Purchase Date Buyer has notified Seller in writing (including via e-mail) that Government Mortgage Loans are eligible to be purchased by Buyer in a Transaction under this Agreement in its sole and absolute discretion (provided that such Government Mortgage Loan otherwise constitutes an Eligible Mortgage Loan).

“Environmental Issue” shall mean any material environmental issue with respect to any Mortgaged Property, as determined by the Buyer in its good faith discretion, including without limitation, the violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“EO13224” shall have the meaning set forth in Section 12(cc) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with Seller is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Escrow Instruction Letter” shall mean the Escrow Instruction Letter from Buyer and Seller to the Settlement Agent, in the form of Exhibit H hereto (or in such other form as may be agreed upon in writing from time to time by Buyer and Seller), as the same may be modified, supplemented and in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 14 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Excess Concentration Amount” shall have the meaning set forth in Section 3(i) hereof.

“Excluded Taxes” shall have the meaning set forth in Section 7(e) hereof.

“Facility Documents” shall mean this Agreement (including the Servicing Annex), the Pricing Side Letter, the Custodial Agreement, each Servicer Notice, if any, the Powers of Attorney, the Electronic Tracking Agreement, if any, the Collection Account Control Agreement, each Servicing Agreement, each Escrow Instruction Letter (if any) and any and all other documents and agreements executed and delivered by Seller or its Affiliates in connection with this Agreement or any Transactions hereunder, as the same may be amended, restated or otherwise modified from time to time.

“FAM Underwriting Guidelines” shall mean, with respect to any Mortgage Loan, (i) in the case of a Prime Jumbo Loan, the applicable Underwriting Guidelines set forth in clause (ii) of the definition of “Underwriting Guidelines.” and (ii) in the case of a Non-QM Loan, the applicable Underwriting Guidelines set forth in clause (iii) of the definition of “Underwriting Guidelines.”

“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.

“FDIA” shall have the meaning set forth in Section 32(c) hereof.

“FDICIA” shall have the meaning set forth in Section 32(d) hereof.

“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” shall mean a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” shall mean, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud reasonably acceptable to Buyer.

“Financial Statements” shall mean the consolidated and consolidating financial statements of Seller prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by BDO USA, LLP or such other nationally recognized independent certified public accountants approved by Buyer (which approval shall not be unreasonably withheld).

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“GLB Act” shall have the meaning set forth in Section 31(b) hereof.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Government Mortgage Loan” shall mean a Mortgage Loan that is an FHA Loan or a VA Loan.

“Grade A Mortgage Loan” shall mean any Mortgage Loan that has received a grade that generally indicates compliance with all applicable guidelines, compliance laws and regulations and valuation within a negative [***] variance of a third-party valuation product with a compliant ~~appraisal~~Appraisal or AVM/BPO, if permitted.

“Grade B Mortgage Loan” shall mean any Mortgage Loan that has received a grade that indicates the Mortgage Loan meets most underwriting standards with documented, significant compensating factors, compliant with compliance laws and regulations but with minor evidentiary issues, or the Mortgage Loan contains open exceptions under the TILA-RESPA Integrated Disclosure Rule that do not carry statutory damages, or the Mortgage Loan contains an identified exception with respect to which a remedy to cure or reasonable good faith effort to re- disclose was made, and valuation within a negative [***] variance of a third-party valuation product with a compliant ~~appraisal~~Appraisal or AVM/BPO, if permitted.

“Grade C Mortgage Loan” shall mean any Mortgage Loan that has received a grade that indicates the Mortgage Loan does not meet every applicable guideline for the program and most of the Mortgage Loan characteristics are outside the guidelines; there are weak or no compensating factors for exceeding guidelines or the originator did not provide documentation to confirm it met all guidelines in accordance with the ATR Rules; or the Mortgage Loan’s designation under the ATR Rules cannot be confirmed; or the Mortgage Loan contains one or more compliance exceptions that cannot be cured or impacts the ability to foreclose and/or assignee liability, including open exceptions under the TILA-RESPA Integrated Disclosure Rule that carry statutory damages in connection with a remedy to cure or a reasonable good faith effort to re-disclose which occurred more than [***] from the consummation date or closing date; or the value cannot be supported within negative [***] of the original ~~appraisal amount~~Appraisal Value.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep- well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; or (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“Income” shall mean, with respect to any Purchased Asset, all principal and income or dividends or distributions received with respect to such Purchased Asset, including any Liquidation Proceeds, insurance proceeds, interest or other distributions payable thereon or any fees or payments of any kind received, less amounts permitted to be retained by or paid to the Servicer pursuant to the Servicing Agreement.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within [***] of the date the respective goods are delivered or the respective services are rendered;

(c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 16(a) hereof.

“Insolvency Event” shall mean, for any Person:

(a) that such Person shall discontinue or abandon operation of its business; or

(b) that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and has not been dismissed within [***]; or

(d) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) that such Person shall become insolvent; or

(f) if such Person is a corporation, such Person shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).

“Interest Rate Adjustment Date” shall mean the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interim Servicing Period” shall mean, with respect to any Purchased Asset for which the Seller is acting as Servicer without a third-party subservicer that has been approved by Buyer and entered into a Servicer Notice, the period commencing on the related Purchase Date for such Purchased Asset and ending on the earlier to occur of (x) the related Servicing Transfer Date and

(y)	the date that is [***] immediately following such Purchase Date.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Investor Mortgage Loan” shall mean an Agency Mortgage Loan made to real estate investors for the purpose of (i) acquiring or refinancing residential property solely for business or investment purposes and (ii) in respect of which the related Mortgaged Property securing the related Mortgage is intended to be non-owner occupied.

“Legal Expense Cap” shall have the meaning set forth in the Pricing Side Letter. “LIBOR

Rate” shall mean, with respect to each Pricing Rate Period, the rate of interest (calculated on a per annum basis) equal to the [***] ICE Benchmark Administration (or any successor institution or replacement institution used to administer LIBOR) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on related Pricing Rate Determination Date, and if such rate is not available at such time for any reason, then the LIBOR Rate for the relevant Pricing Rate Period shall be the rate at which [***] U.S. dollar deposits are offered in immediately available funds by the principal London office of a major bank in the London interbank market, selected by Buyer in its sole discretion, at approximately [***] London time on that day.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to a Purchased Asset, all cash amounts received by the Servicer or Seller in connection with: (i) the liquidation of the related Mortgaged Property or other collateral constituting security for such Purchased Asset, through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, (ii) the realization upon any deficiency judgment obtained against a Mortgagor or (iii) any other amounts collected on account of subsequent recoveries.

“LTV” shall mean, with respect to any Purchased Asset, the unpaid principal balance of such Purchased Asset divided by the Appraisal Value for such Purchased Asset.

“Margin Call” shall have the meaning provided in Section 4(a) hereof.

“Margin Deficit” shall mean, as of any date of determination, if the sum of (x) the Aggregate Asset Value and (y) the amount of funds (if any) on deposit constituting principal payments in respect of the Purchased Assets (as reflected in an officer’s certificate provided by Seller to Buyer in form and substance reasonably acceptable to Buyer) in the Collection Account is less than the Aggregate Facility Repurchase Price for all such Transactions.

“Margin Payment” shall have the meaning provided in Section 4(a) hereof.

“Market Value” shall mean, as of any date of determination, for each Purchased Asset, the market value of such Purchased Asset as determined by Buyer in good faith in its sole and absolute discretion (which determination may be performed by Buyer on a daily basis, at Buyer’s discretion and may take into account such factors as Buyer deems appropriate, including the observable market values of other comparable assets); provided, that, the Market Value of a Purchased Asset shall in all cases be capped at the outstanding principal balance of such Purchased Asset.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or financial condition of Seller or any Affiliate, (b) the ability of Seller or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party,

(c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents, or (e) the timely payment of any amounts payable under the Facility Documents; in each case as determined by Buyer in its sole discretion.

“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“MBA Method of Delinquency” shall mean, with respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “[***] delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered [***] delinquent if the Mortgagor fails to make a monthly payment originally due on September 1 by the close of business on September 30.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” shall mean any Mortgage Loan registered with MERS on the MERS System.

“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” shall mean any first lien, one- to four-family residential mortgage loan which is evidenced by and including a Mortgage Note and a Mortgage.

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, each of the documents comprising the Asset File for such Mortgage Loan, as more fully set forth in the Custodial Agreement.

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding [***] contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Nomura Account” shall mean the account maintained by Buyer set forth in Section 9(a) hereof.

“Nondefaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Non-Agency Loan” shall mean a Mortgage Loan that is either a Non-QM Loan or a Prime Jumbo Loan.

“Non-QM Loan” shall mean a Mortgage Loan that (i) satisfies the applicable eligibility criteria set forth on Schedule 2 to the Pricing Side Letter (as the same may be updated or modified from time to time, by mutual written consent (including via email) of Buyer and Seller) and (ii) otherwise complies with the applicable FAM Underwriting Guidelines.

“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 7(e) hereof.

“Obligations” shall mean (a) any amounts owed by Seller to Buyer in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; and (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“OFAC” shall have the meaning set forth in Section 12(cc) hereof.

“Optional Repurchase” shall have the meaning set forth in Section 3(d) hereof.

“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Seller.

“Plan” shall mean, with respect to Seller, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding [***] established, maintained or contributed to by Seller or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean the power of attorney in the form of Exhibit J delivered by Seller.

“Preliminary Asset Schedule” shall have the meaning set forth in Section 3(b)(vii) hereof.

“Price Differential” shall mean, with respect to any Purchased Asset, as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Purchased Asset to the Repurchase Price for such Purchased Asset, on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset). For the avoidance of doubt, Seller’s obligation to pay any Price Differential to Buyer with respect to any Purchased Asset shall continue until the Repurchase Price for such Asset is remitted to the account of Buyer that is referenced in Section 9(a) of this Agreement (and not the Collection Account or any other account).

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the [***] preceding the [***] of such Pricing Rate Period.

“Pricing Rate Period” shall mean, (i) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (ii) in the case of any subsequent Pricing Rate Period, the period commencing on and including each Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

“Pricing Side Letter” shall mean that certain letter agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Jumbo Loan” shall mean a Mortgage Loan that (i) satisfies the applicable eligibility criteria set forth on Schedule 2 to the Pricing Side Letter (as the same may be updated or modified from time to time, by mutual written consent (including via email) of Buyer and Seller), and (ii~~) constitutes a “Two X-HBX” mortgage loan under the applicable FAM Underwriting Guidelines and (iii~~) otherwise complies with the applicable FAM Underwriting Guidelines.

“Prohibited Person” shall have the meaning set forth in Section 12(cc) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean, each date on which Purchased Assets are transferred by Seller to Buyer or its designee.

“Purchase Price” shall mean, with respect to a Purchased Asset, the amount paid by the Buyer to the Seller on the Purchase Date for such Purchased Asset which shall be an amount equal to the Asset Value of such Purchased Asset as of the related Purchase Date.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchased Asset Issue” shall mean, with respect to any Purchased Asset, the occurrence of any of the following as determined in Buyer’s good faith discretion:

(i) such Mortgage Loan is not an Eligible Mortgage Loan;

(ii) a Regulatory or Reputational Risk Issue has occurred;

(iii) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable;

(iv) if the Purchased Asset is serviced by the Seller (and not subserviced by a third-party subservicer that has been approved by Buyer and entered into a Servicer Notice), the related Servicing Transfer Date for such Purchased Asset does not occur on or prior to the date that is [***] immediately following the related Purchase Date for such Purchased Asset;

(v) if such Purchased Asset is due to be securitized and such Purchased Asset is removed from the securitization pool pursuant to a request from any investor or rating agency due to concerns with respect to credit, compliance or valuation of such Purchased Asset;

(vi) the underlying Mortgaged Property is found to have an Environmental Issue for which Seller or the related Mortgagor does not promptly set up an escrowed reserve or insurance in an amount reasonably acceptable to Buyer;

(vii) a Governmental Authority has seized the underlying Mortgaged Property;

(viii) if such Purchased Asset is a Wet-Ink Mortgage Loan, the Custodian has failed to issue a Trust Receipt showing no exceptions with respect to such Purchased Asset to Buyer in accordance with the Custodial Agreement on or prior to the Wet-Ink Delivery Date;

(ix) if such Purchased Asset is a Non-Agency Loan and Buyer did not receive the related due diligence review of such Purchased Asset prepared by a Third Party Reviewer (which review identifies such Purchased Asset as a Grade A Mortgage Loan or Grade B Mortgage Loan) as of the related Purchase Date, if such Purchased Asset is not a Grade A Mortgage Loan, Grade B Mortgage Loan from a Third Party Reviewer within [***] of the related Purchase Date (or such other time period as agreed between the Buyer and the Seller), or if a Grade C Mortgage Loan, is not approved in writing by Buyer in its sole discretion; or

(x) such Purchased Asset is subject to any forbearance arrangement, whether requested by any party or pursuant to an agreement, or mandated by a Governmental Authority~~; or~~.

(xi) ~~such Purchased Asset is subject to a Transaction for greater than [***] (whether or not consecutive).~~

“Purchased Assets” shall mean the collective reference to the Mortgage Loans transferred by the Seller to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Confirmation (as Appendix I or otherwise), which Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement. The term “Purchased Assets” with respect to any Transaction at any time also shall include Additional Acceptable Assets delivered pursuant to Section 4(a) hereof.

“Qualified Insurer” shall mean an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Buyer, Fannie Mae or Freddie Mac, as applicable.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other Person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Register” shall have the meaning set forth in Section 21(b) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulatory or Reputational Risk Issue” shall mean the Buyer’s determination, in its good faith discretion (which may be based on consultation with regulatory counsel) that (a) a regulatory risk exists with respect to a Purchased Asset and such risk would affect the value of the Purchased Asset or the Buyer’s interest therein or (b) any Purchased Asset is subject to any fact, issue or circumstance, the existence of which would expose the Buyer to, or result in regulatory or reputational risk.

“Remittance Date” shall mean, with respect to each Collection Period, (i) the [***] of the month following the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Repurchase Date.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the [***] notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Assets” shall have the meaning provided in Section 8(a) hereof.

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earlier of (i) the Termination Date or (ii) the date on which Seller is to repurchase the Purchased Assets subject to a Transaction from Buyer as specified in the related Confirmation or if not so specified on a date requested pursuant to Section 3(e) or 4 hereof or on the Termination Date, including any date determined by application of the provisions of Sections 3 or 4 or 14 hereof.

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any date of determination, an amount equal to the applicable Purchase Price minus (A) the sum of (i) any Income which has been applied to the Repurchase Price of such Purchased Asset by Buyer pursuant to this Agreement and (ii) any payments made by or on behalf of Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Asset, plus (B) the sum of (i) any accrued and unpaid Price Differential and (ii) any fees, costs, indemnification amounts, and taxes allocable to the repurchase of such Purchased Asset or release of Mortgage Loan.

“Repurchase Price Adjustment Amount” shall mean, for each Purchased Asset, on any Repurchase Price Adjustment Date, an amount equal to the excess (if any) of (1) the excess (if any) of (i) the related Repurchase Price (excluding any amounts calculated pursuant to clause (B) of the definition thereof) for such Purchased Asset as of such Repurchase Price Adjustment Date over (ii) the Asset Value of such Purchased Asset calculated as of such Repurchase Price Adjustment Date over (2) the Repurchase Price Adjustment Amount Threshold.

“Repurchase Price Adjustment Amount Threshold” shall have the meaning set forth in the Pricing Side Letter.

“Repurchase Price Adjustment Date” shall mean, with respect to any Purchased Asset, each date (if any) on which a reduced Purchase Price Percentage is applicable to such Purchased Asset pursuant to the Pricing Side Letter as a result of an increase to the number of days that such Purchased Asset is subject to a Transaction (whether or not consecutive).

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person and (b) as to Seller, President, Chief Administrative Officer, Treasurer, any manager, director or managing member.

“SEC” shall mean the Securities Exchange Commission.

“Section 4402” shall have the meaning set forth in Section 30 hereof.

“Section 7 Certificate” shall have the meaning set forth in Section 7(e)(ii) hereof.

“Seller” shall mean Finance of America Mortgage LLC.

“Servicer” shall mean, with respect to any Purchased Asset (i) prior to the related Servicing Transfer Date, Seller and (ii) from and after the related Servicing Transfer Date, either LoanCare, LLC, ServiceMac LLC, or any other servicer or subservicer approved by Buyer in its sole discretion to service or subservice Mortgage Loans.

“Servicer Notice” shall mean each servicer notice entered into by a Servicer, Buyer, Seller and any other related parties thereto, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicer Termination Event” shall mean, (i) an Event of Default hereunder, or (ii) with respect to any Servicer, (a) an event of default under the related Servicing Agreement, (b) such Servicer shall become the subject of an Insolvency Event, or (c) such Servicer shall admit its inability to, or its intention not to, perform any of its obligations under the Facility Documents, (d) the failure of such Servicer to perform in any material respect its obligations under any of the Facility Documents to which it is a party or the Servicing Agreement (taking into account any cure periods), including, without limitation, the failure of Servicer to (x) remit funds in accordance with Section 5(b) hereof, or (y) deliver reports when required, (e) Servicer shall provide to Seller a notice of resignation or termination under the applicable Servicing Agreement or (f) any of the following fails to be true and correct: Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing and subservicing of mortgage loans of the same types as may from time to time constitute Purchased Assets and in accordance with Accepted Servicing Practices.

“Servicing Advances” shall mean all customary, reasonable and necessary “out-of- pocket” costs and expenses incurred by Seller as Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property related to a Purchased Asset, (ii) any enforcement or judicial proceedings with respect to a Purchased Asset, including foreclosure actions, (iii) any private mortgage insurance policy premiums and fees, and (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and fire and hazard insurance coverage, as required pursuant to the Servicing Annex.

“Servicing Agreement” shall mean that certain Subservicing Agreement between the Servicer and Seller dated as of July 1, 2015, as amended and renewed by that certain Renewal of Subservicing Agreement between LoanCare, LLC and Seller, effective as of July 1, 2018 and all SOWs entered into between LoanCare, LLC and Seller from time to time and (ii) any servicing or subservicing agreement entered into among Seller and a Servicer, as approved by Buyer, as each may be amended from time to time of which Buyer shall be an intended third party beneficiary.

“Servicing Annex” shall mean, with respect to the Purchased Assets for which the Seller is acting as Servicer without a third-party subservicer that has been approved by Buyer and entered into a Servicer Notice, the servicing annex attached hereto as Exhibit D, which servicing annex shall provide for the servicing of the Purchased Assets during the related Interim Servicing Period.

“Servicing Fee” shall mean, with respect to any Purchased Asset, a fee payable in accordance with the related Servicing Agreement.

“Servicing File” shall mean with respect to each Purchased Asset, the file retained by Seller as Servicer consisting of all documents that a prudent servicer would have, including copies (electronic or otherwise) of the Mortgage Loan Documents, and all documents necessary to document and service such Purchased Asset.

“Servicing Records” shall mean with respect to each Purchased Asset all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, AVM/BPOs, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Asset.

“Servicing Rights” shall mean rights of any Person to administer, manage, service or subservice, the Purchased Assets or to possess related Records.

“Servicing Transfer Date” shall mean, with respect to any Purchased Asset, the date on which the servicing of such Purchased Asset is transferred by Seller as Servicer to the applicable successor Servicer and made subject to the related Servicing Agreement and Servicer Notice.

“Settlement Agent” shall mean, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, an entity approved by Buyer, in its sole reasonable discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated, to which the proceeds of such Transaction are to be wired and with respect to such proceeds the Settlement Agent has agreed to comply with the instructions set forth in the Escrow Instruction Letter.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Rate” shall mean a rate determined by Buyer in accordance with Section 3(h)

hereof.

“Successor Rate Conforming Changes” shall mean, with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Buyer, to reflect the adoption of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice.

“Take-out Commitment” shall mean a commitment of Seller to sell one or more Purchased Assets in an arms-length, all-cash transaction and the corresponding Take-out Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable, or as otherwise approved by Buyer in its sole discretion.

“Take-out Investor” shall mean any Person (other than an Affiliate of Seller) that has entered into a Take-out Commitment; provided that to the extent Purchased Assets are sent pursuant to a Bailee Letter with a third party bailee that is not a nationally known bank prior to purchase, such third-party bailee must be approved by Buyer in its sole reasonable discretion.

“Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Third Party Reviewer” shall mean Selene New Diligence Advisors LLC, AMC Diligence, LLC, Clayton Services LLC or, in each case, another mutually acceptable third party reviewer.

“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Notice” shall mean a request from Seller to Buyer, which may be by electronic means (including e-mail), to enter into a Transaction.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Underwriting Guidelines” shall mean (i) with respect to each Agency Mortgage Loan, the guidelines of Fannie Mae or Freddie Mac, as applicable, (ii) with respect to each Prime Jumbo Loan, Seller’s related underwriting guidelines, delivered to and approved by Buyer on or prior to the date hereof, as amended or modified in accordance with this Agreement, (iii) with respect to each Non-QM Loan, Seller’s related underwriting guidelines, delivered to and approved by Buyer on or prior to the date hereof, as amended or modified in accordance with this Agreement and (iv) with respect to each Government Mortgage Loan, the guidelines of FHA or VA, as applicable.

“Underwriting Package” shall mean with respect to any proposed Purchased Asset, the Asset Schedule listing such proposed Purchased Asset and such other information that is in the possession or control of the Seller requested by the Buyer during the course of its due diligence and delivered prior to the date of a Transaction for such proposed Purchased Asset containing, with respect to the related proposed Purchased Asset, information in form and substance acceptable to the Buyer in its good faith discretion.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” shall mean a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” shall mean a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“VA Regulations” shall mean the regulations promulgated by the VA and codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Weighted Average Criteria” shall have the meaning assigned to such term in the Pricing Side Letter.

“Weighted Average Violation Assets” shall have the meaning set forth in Section 3(i).

“Wet-Aged Report” shall have the meaning set forth in Section 3(c)(vi).

“Wet-Ink Delivery Date” shall have the meaning assigned to such term in the Pricing Side Letter.

“Wet-Ink Documents” shall mean, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Notice, (b) the Confirmation and (c) the Asset Schedule.

“Wet-Ink Mortgage Loan” shall mean a Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof and for which the related Asset File has not been received by the Custodian as of related Purchase Date. A Mortgage Loan shall cease to be a Wet- Ink Mortgage Loan on the date on which Buyer has received (i) an Asset Detail and Exception Report from the Custodian with respect to such Mortgage Loan confirming that the Custodian has physical possession of the related Asset File and (ii) a Trust Receipt issued by the Custodian showing no exceptions with respect to such Mortgage Loan in accordance with the Custodial Agreement.

Section 3. No Commitment; Initiation; Termination. It is acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the facility provided under this Agreement is an uncommitted facility, and Buyer shall have no obligation to enter into any Transactions hereunder. Subject to the terms and conditions set forth herein, Buyer agrees that so long as no Event of Default shall have occurred and be continuing or result therefrom it may, in its sole discretion, enter into Transactions with Seller from time to time in an aggregate principal amount that will not result in the Aggregate Facility Repurchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement (including such Purchased Assets that are being proposed by Seller for purchase under such Transaction) exceeding the Maximum Aggregate Purchase Price. Within the foregoing limits and subject to the terms and conditions set forth herein, Buyer and Seller may enter into Transactions.

(a) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses due and payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i) Facility Documents. The Facility Documents duly executed by the parties thereto;

(ii) Opinions of Counsel. (A) A security interest, general corporate and enforceability opinion or opinions of outside counsel to Seller (provided that the general corporate opinion may be given by in-house counsel to Seller), including an Investment Company Act opinion; and (B) a Bankruptcy Code opinion of outside counsel to Seller with respect to the matters outlined in Section 32, each of which shall be in a form acceptable to Buyer in its sole discretion;

(iii) Seller Organizational Documents. A certificate of existence of Seller delivered to Buyer prior to the Effective Date and certified copies of the organizational documents of Seller and of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Seller from time to time in connection herewith;

(iv) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date that is [***] prior to the Effective Date with respect to the initial Transaction hereunder;

(v) Incumbency Certificate. An incumbency certificate of the secretary of Seller certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi) Security Interest. Evidence that all other actions necessary to perfect and protect the sale, transfer, conveyance and assignment by Seller to Buyer or its designee, subject to the terms of this Agreement, of all of Seller’s right, title and interest in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Repurchase Assets. Seller shall take all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all Purchased Assets to Buyer, and performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1;

(vii) Insurance. Evidence that Seller has caused Finance of America Holdings LLC to add Buyer as an additional loss payee under Finance of America Holdings LLC’s Fidelity Insurance; and

(viii) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer may, in its sole discretion enter into a Transaction with Seller. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Confirmation. Seller shall have delivered to Buyer a Confirmation in accordance with the procedures set forth in Section 3(c);

(ii) Due Diligence Review. Without limiting the generality of Section 19 hereof, Buyer shall have received the Underwriting Package at least [***] prior to the related Purchase Date, and (A) shall have completed, to its satisfaction, its due diligence review of the related proposed Purchased Assets, which may be prepared by Third Party Reviewer for those Purchased Assets that are Non-Agency Loans, so long as (x) Buyer receives such due diligence review directly from such Third Party Reviewer and (y) such due diligence review is conducted within [***] of the related Purchase Date, or such other time period as agreed between the Buyer and the Seller and (B) upon reasonable notice to Seller and each Servicer, may have completed, to Buyer’s satisfaction, its due diligence review of the Seller, each Third Party Reviewer and each Servicer;

(iii) No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(iv) Representations and Warranties; Eligible Mortgage Loans. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 12 hereof and on Schedule 1 shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each Mortgage Loan offered for purchase to Buyer pursuant to a Transaction is an Eligible Mortgage Loan;

(v) Maximum Purchase Price. After giving effect to the requested Transaction, (i) the Aggregate Facility Repurchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement (including such Purchased Assets that are being proposed by Seller for purchase under such Transaction) shall not exceed the Maximum Aggregate Purchase Price and (ii) the portion of the Aggregate Facility Repurchase Price attributable to any category of Purchased Asset shall not in whole or in part exceed the related Concentration Limit; and (iii) none of the Weighted Average Criteria shall be violated;

(vi) Mortgage Loan Documents. Buyer shall have reviewed and approved the form Mortgage Loan Documents;

(vii) Transaction Notice. With respect to each proposed Purchased Asset which is not a Wet-Ink Mortgage Loan, on or prior to [***] (New York Time) [***] prior to the related Purchase Date, the Seller shall have delivered to Buyer (a) a Transaction Notice, (b) an Asset Schedule and (c) an initial Confirmation. Seller shall have delivered to Buyer on or prior to (A) [***] (New York City time) on the Business Day prior to the proposed Purchase Date for Wet-Ink Mortgage Loans, a preliminary Asset Schedule (the “Preliminary Asset Schedule”) and (B) [***] (New York City time) on the proposed Purchase Date for Wet-Ink Mortgage Loans, (1) a Transaction Notice, (2) a final Asset Schedule and (3) an initial related Confirmation; provided that with respect to each Wet-Ink Mortgage Loan, by no later than the Wet-Ink Delivery Date, Seller shall cause the related Settlement Agent to deliver to the Custodian all documents in the Asset File, as more particularly set forth in the Custodial Agreement. Any Wet-Ink Mortgage Loans that are not listed on the Preliminary Asset Schedule may be purchased by Buyer in its sole discretion;

(viii) Delivery of Asset File. (A) With respect to each proposed Purchased Asset which is not a Wet-Ink Mortgage Loan, (x) Seller shall have delivered to the Custodian the Asset File with respect to each Mortgage Loan that is subject to the proposed Transaction, with an electronic copy of such Asset File to Buyer via email to [***], in a format reasonably acceptable to Buyer, and the Custodian shall have issued a Trust Receipt showing no exceptions with respect to each such Mortgage Loan to Buyer all subject to and in accordance with the Custodial Agreement and (B) with respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Custodian, as the case may be, in accordance with the Custodial Agreement and delivered to Buyer electronic copies of the documents comprising the related Asset File;

(ix) No Purchased Asset Issue; No Margin Deficit. As of the related Purchase Date, (a) Seller shall not have failed to repurchase any Purchased Asset pursuant to a repurchase request by Buyer pursuant to Section 4 hereof following the occurrence of a Purchased Asset Issue with respect to such Purchased Asset, and (b) no Margin Deficit shall have occurred and be continuing with respect to any Purchased Assets. Additionally, after giving effect to the requested Transaction, no Purchased Asset Issue or Margin Deficit shall have occurred or be continuing with respect to the related Purchased Assets;

(x) Electronic Tracking Agreement. If any of the proposed Purchased Assets are MERS Mortgage Loans, an Electronic Tracking Agreement covering such proposed Purchased Assets (and any existing Purchased Assets that are MERS Mortgage Loans) shall have been entered into, duly executed and delivered by the parties thereto and shall be in full force and effect, free of any modification, breach or waiver;

(xi) Evidence of Ownership. If any proposed Purchased Asset is a Wet- Ink Mortgage Loan, Buyer shall have received evidence satisfactory to it that the Seller owns the proposed Mortgage Loan simultaneously with the origination thereof;

(xii) Approval of Servicing Agreement. To the extent not previously delivered and approved, Buyer shall have, in its good faith discretion, approved each Servicing Agreement (including any amendments or modifications thereof) pursuant to which any Mortgage Loan that is subject to the proposed Transaction is serviced or subserviced;

(xiii) Servicer Notices. To the extent the related Purchased Assets are not already covered by a Servicer Notice, Buyer shall have received a Servicer Notice with respect to such Purchased Assets;

(xiv) Purchase Price Floor. The aggregate Purchase Price for any Transaction shall not be less than (A) in connection with the initial Transaction, [***] and (B) in connection with any other Transaction, [***] (in each case unless approved by Buyer in its sole discretion);

(xv) Funding Frequency. In any [***] period there will be no more than [***] Transactions;

(xvi) Fees and Expenses. Buyer shall have received all fees and expenses due and payable, including all fees and expenses of counsel to Buyer and due diligence vendors as contemplated by Sections 11 and 16(b), which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;

(xvii) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions hereunder;

(xviii) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Loans (relative to the market as of the Effective Date) or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by Mortgage Loans at prices which would have been reasonable prior to such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(xix) Wet-Ink Mortgage Loans. With respect to any proposed Transaction involving a Wet-Ink Mortgage Loan:

(A) the Seller shall have provided evidence satisfactory to Buyer that Seller has transferred (or caused to be transferred) funds to the Disbursement Agent on the related Purchase Date to be applied to the origination of such Wet-Ink Mortgage Loan, in an amount equal to the portion of the funding for the origination of such Wet-Ink Mortgage Loan that will not be funded by Buyer pursuant to such Transaction; and

(B) the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan Documents as agent and bailee for Buyer and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter and Seller has confirmed receipt of a Closing Protection Letter and the wire instructions for the Settlement Agent have been validated.

(xx) Certification. Each Confirmation delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than any such conditions (or a portion thereof) for which the satisfaction thereof is made at the discretion or determination of Buyer) have been satisfied (both as of the date of such notice or request and as of Purchase Date);

(xxi) Security Interest. Evidence that all other actions necessary to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken. Seller shall take all steps as may be necessary in connection with performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1; and

(xxii) Other Documents. Such other documents as Buyer may reasonably request, consistent with market practices, in form and substance reasonably acceptable to Buyer.

(c) Initiation.

(i) Prior to the occurrence of an Event of Default, with respect to any proposed Transaction for Eligible Mortgage Loans, as soon as available, but in no event later than [***] prior to a proposed Purchase Date, Seller shall deliver to Buyer (i) a Transaction Notice, (ii) an Asset Schedule, and (iii) the Underwriting Package and any other related information available to Seller at that time which, collectively, shall identify the proposed Mortgage Loan(s) for purchase, the material characteristics of such Mortgage Loan(s) and the characteristics of the Purchased Assets. Seller shall also deliver to Buyer such other information as may be reasonably requested by the Buyer to assess such Mortgage Loan(s). Seller shall involve Buyer in all aspects of due diligence as Buyer shall deem necessary in its sole discretion. Buyer shall have the right to review the information set forth on the Asset Schedule and the Eligible Mortgage Loans proposed to be subject to a Transaction as Buyer determines during normal business hours. Seller shall deliver to Buyer a Confirmation no later than [***] prior to a proposed Purchase Date and, if each of the conditions precedent in this Section 3 hereof have been met, as determined by Buyer, Buyer may in its sole discretion, fund the related Purchase Price on the Purchase Date and such funding shall be deemed to be Buyer’s acceptance of the terms of the proposed Transaction set forth in the Confirmation. Seller shall deliver the final Confirmation to Buyer via e-mail on or prior to [***] (New York time) on the related Purchase Date.

(ii) The Repurchase Date for each Transaction shall not be later than the then current Termination Date.

(iii) Each Confirmation, together with this Repurchase Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(iv) No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to the Custodian the Asset File pertaining to each Eligible Mortgage Loan made subject to a Transaction.

(v) Upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the aggregate Purchase Price will be made available to Seller (x) with respect to each Purchased Asset which is not a Wet-Ink Mortgage Loan, upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement (in any event on or prior to the related Purchase Date) by Buyer transferring, via wire transfer in the aggregate amount of such Purchase Prices in funds immediately available in accordance with Section 9(b) and (y) with respect to each Wet-Ink Mortgage Loan, by Buyer transferring to the Disbursement Agent via wire transfer the aggregate amount of such Purchase Price in funds immediately available; provided that to the extent funds are disbursed to the Disbursement Agent and a Wet-Ink Mortgage Loan is not funded, such funds shall be refunded to Buyer on the same Business Day by Disbursement Agent transferring, via wire transfer, in the aggregate amount of such Purchase Prices in funds immediately available.

(vi) With respect to any Wet-Ink Mortgage Loan subject to a Transaction, on the related Purchase Date and on each Business Day following such Purchase Date, no later than the time set forth in the Custodial Agreement, the Custodian shall deliver to Buyer a schedule listing each Wet-Ink Mortgage Loan with respect to which the complete Asset File has not been received by the Custodian (the “Wet-Aged Report”).

(d) Optional Repurchase. Subject to the conditions herein, and so long as no Default or Event of Default has occurred or is continuing, Seller may cause the sale of Purchased Assets and effect an Optional Repurchase (as defined below) on any date in connection with such Optional Repurchase which is not made in connection with an ordinary course liquidation of a Mortgage Loan. When the Mortgage Loans are desired to be sold or otherwise transferred or liquidated by Seller (x) to a Take-Out Investor in an arm’s length all-cash transaction or (y) in connection with a Capital Markets Transaction or other refinancing transaction that reduces the aggregate outstanding Repurchase Price to zero (unless otherwise agreed to by Buyer in its sole discretion) (an “Optional Repurchase”), for net sale proceeds that are equal to or greater than the Repurchase Price of such Mortgage Loans, Seller shall give Buyer prior written notice thereof by [***] (New York time) at least [***] prior, which notice designates the applicable Mortgage Loans and specifies the net sale proceeds expected from such sale; provided that the release of any Purchased Assets in accordance with this Section 3(d) shall not result in a Margin Deficit. If such notice is given, Seller shall, or shall cause the Take-Out Investor to, make payment directly to the Buyer or the Nomura Account (at Buyer’s determination) in an amount not less than the Repurchase Price.

(e) Repurchase. On the Repurchase Date, termination of the Transaction will be effected by reassignment to the Seller or their designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Mortgage Loan (but Liquidation Proceeds received by Buyer shall be applied to reduce the Repurchase Price for the Purchased Assets on each Remittance Date except as otherwise provided herein). Seller is obligated to obtain the Asset Files from Buyer or its designee at Seller’s expense on the Repurchase Date.

(f) Mandatory Repurchase.

(i) If at any time there has occurred a Purchased Asset Issue with respect to any Purchased Asset, then the Asset Value thereof shall automatically be reduced to zero (unless otherwise determined by Buyer in its sole discretion) and Buyer may, in its sole discretion, with notice to the Seller detailing the basis by which Buyer has determined that such Purchased Asset Issue has occurred (as such notice is more particularly set forth below, a “Repurchase Notice”), require Seller to repurchase such asset. In the case of a repurchase, Seller, shall, at Buyer’s direction, be required to repurchase the affected Mortgage Loan as soon as is practicable but, in any case, not more than [***] after Buyer has delivered such Repurchase Notice to Seller. Seller shall be required to notify Buyer as soon as is practicable after obtaining knowledge of any fact that could be the basis for any Purchased Asset Issue, but, in any case, not more than [***]

after obtaining knowledge thereof. For the sake of clarity, Seller shall ensure that such Repurchase Price (including without limitation any related expenses of Buyer incurred in connection therewith) is remitted directly to Buyer and not pursuant to Section 5 hereof. Any cash remitted to Buyer pursuant to this Section 3(f) shall be credited and applied to the Repurchase Price of the related Purchased Asset and any other amounts then due and payable by Seller with respect to such Purchased Asset.

(ii) Buyer’s election, in its sole and absolute discretion, not to send a Repurchase Notice at any time a Purchased Asset is no longer an Eligible Mortgage Loan shall not in any way limit or impair its right to send a Repurchase Notice at a later time.

(g) LIBOR Rate Breakage Costs. Without limiting, and in addition to, the provisions of Section 16 hereof, the Seller agrees that if any Repurchase Price is paid other than in connection with an ordinary course liquidation of a Mortgage Loan and such Repurchase Price is paid on a date other than on a Remittance Date, the Seller shall, upon demand by the Buyer, pay to the Buyer any such amounts as are reasonable to compensate the Buyer for any additional losses (not including lost profits), costs or expenses which the Buyer will incur as a result of such payments, including, without limitation, any hedge breakage costs.

(h) Alternative Rate. If prior to any Remittance Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the LIBOR Rate is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt written notice thereof to Seller, whereupon the Pricing Rate for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, as determined by Buyer in its sole discretion. Any such determination of the Successor Rate and any Successor Rate conforming changes shall be made by Buyer consistent with its determinations with respect to other repurchase facilities that are substantially the same with similarly situated counterparties and with substantially similar assets subject thereto; provided, that the foregoing shall only apply to repurchase transactions that are under the supervision of the New York structured finance group of Buyer that administers the Transactions.

(i) Excess Concentration Amount; Weighted Average Criteria. If, as of any date of determination, the Repurchase Price (excluding any amounts calculated pursuant to clause (B) of the definition thereof) of any type of Purchased Asset is in excess of any applicable Concentration Limit (such excess amount, the “Excess Concentration Amount”), then the Asset Value attributable to such Excess Concentration Amount shall automatically be reduced to zero (unless otherwise determined by Buyer in its sole discretion) and Buyer may, in its sole discretion, with notice to the Seller require Seller to reduce such Repurchase Price by remitting such Excess Concentration Amount to Buyer within [***] of Seller’s receipt of such notice. If, as of any date of determination, any Weighted Average Criteria are violated, then the Asset Value attributable to Purchased Assets that cause such Weighted Average Criteria to be violated as determined by Buyer (the “Weighted Average Violation Assets”) shall automatically be reduced to zero (unless otherwise determined by Buyer in its sole discretion) and Buyer may, in its sole discretion, with notice to the Seller require Seller to reduce such Repurchase Price by remitting the amount of the Repurchase Price (excluding any amounts calculated pursuant to clause (B) of the definition thereof) attributable to such Weighted Average Violation Assets (such amount, the “Weighted Average Violation Amount”) to Buyer within [***] of Seller’s receipt of such notice.

(j) Repurchase Price Adjustment Amount. If, as of any date of determination, a Repurchase Price Adjustment Date occurs with respect to any Purchased Asset, Seller shall remit the related Repurchase Price Adjustment Amount to Buyer within [***] following its receipt of written notice thereof by Buyer. For the sake of clarity, following the payment of any Repurchase Price Adjustment Amount on any Repurchase Price Adjustment Date, all Purchased Assets then subject to a Transaction shall be in compliance with all applicable Concentration Limits.

Section 4. Margin Amount Maintenance.

(a) At any time a Margin Deficit exists in excess of [***], then Buyer may, by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee, cash or, in Buyer’s sole discretion, Additional Acceptable Assets to cure such Margin Deficit (such amount or Additional Acceptable Assets, the “Margin Payment”).

(b) Notice delivered pursuant to Section 4(a) may be given by any written or electronic means. Any Margin Deficit notice given before [***] (New York City time) on a Business Day shall be met, and the related Margin Payment received, no later than [***] (New York City time) on the following Business Day. If notice is made after [***] (New York City time) on a Business Day, the Margin Payment shall be received by Buyer at [***] (New York City time) on the second following Business Day.

(c) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, including, without limitation, its failure to send a Margin Call notice at any time a Purchased Asset is no longer an Eligible Mortgage Loan, or at any time there exists a Margin Deficit, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date, or in any way create additional rights for Seller.

(d) Any cash transferred to Buyer pursuant to Section 4(a) above shall be credited to the Repurchase Price of the related Transactions.

Section 5. Income Payments.

(a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay to Buyer the accrued and unpaid Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) on the Remittance Date. If Seller fails to pay all or part of the Price Differential then due by [***] (New York time) on any Remittance Date, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Buyer.

(b) Seller shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Buyer all Income, including, without limitation, all Income received by or on behalf of Seller with respect to the Purchased Assets. Seller shall cause the Servicer (other than in the case of Seller acting in the capacity of Servicer during the Interim Servicing Period) to deposit all such Income received on account of the Purchased Assets serviced, subserviced or managed by such Servicer in the related Collection Account, in accordance with the applicable Servicer Notice. To the extent that Seller is holding any Income, Seller shall deposit such Income on receipt into the Nomura Account. To the extent such deposits are insufficient to cover the full Price Differential due on the next Remittance Date, Seller shall deposit funds into the Nomura Account sufficient to cover such shortfall.

(c) Seller shall cause Servicer (other than in the case of Seller acting in the capacity of Servicer) to remit to Collection Account all Income with respect to the Purchased Assets (such instruction shall be set forth in the Servicer Notice and shall be irrevocable without the prior written consent of Buyer during the Interim Servicing Period) no later than, [***] of the application by such Servicer in such Servicer’s system of such collections in respect of the Purchased Assets, which in any event shall be no later than within [***] of receipt of such collections. All Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller and when deposited into the Collection Account and Nomura Account, respectively, shall not be commingled with other property of Seller or any Affiliate of Seller; provided, however, that, prior to the occurrence and continuance of an Event of Default, the Servicer as agent of the Seller shall have access to Income to make any permitted withdrawals in accordance with the terms of the Servicing Agreement as modified by the Servicer Notice. Notwithstanding anything contained herein or in any of the other Facility Documents to the contrary, Seller shall not at any time have access to the Collection Account and Seller shall not issue any instructions or directions to the Collection Account Bank with respect to the Collection Account.

(d) No later than [***] prior to each Remittance Date, Seller shall cause Servicer as agent of Seller to cause the Collection Account Bank to remit to the Nomura Account all funds then on deposit in the Collection Account. Funds on deposit in the Nomura Account shall be applied by Buyer on each Remittance Date prior to the occurrence of an Event of Default as follows:

(A) first, pro rata, to Custodian and Disbursement Agent on account of any accrued and unpaid custodial and disbursement agent fees, and to the Collection Account Bank on account of any accrued and unpaid fees, unless Seller is paying such fees directly;

(B) second, to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of the Remittance Date;

(C) third, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Buyer from Seller under the Agreement;

(D) fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without giving effect to any notice period) and without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4) and any accrued and unpaid Excess Concentration Amount, the Weighted Average Violation Amount, and Repurchase Price Adjustment Amount;

(E) fifth, all remaining amounts (if any), to the Seller.

(e) Reserved.

(f) To the extent that Buyer receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of a Mortgage Loan (“Disposition Proceeds”), the Buyer shall promptly apply such funds to the Repurchase Price of the Mortgage Loans purchased by such Take-out Investor, any Margin Deficit, and shall promptly remit any excess to Seller.

(g) Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account and Waterfall Account shall be withdrawn and applied to payment of Seller’s Obligations hereunder as determined by Buyer until all such Obligations have been paid in full, and thereafter to Seller.

Section 6. Requirements of Law.

(a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable within [***] from the date on which Buyer makes written demand therefor.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction, within [***] from the date on which Buyer makes written demand therefor.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

Section 7. Taxes.

(a) Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Non- Excluded Taxes or Other Taxes imposed on amounts payable by Seller under this Section 7 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within [***] from the date on which Buyer makes written demand therefor.

(d) [Reserved].

(e) For purposes of subsection (e) of this Section 7, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non- Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit F (a “Section 7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 7 Certificate; or

(v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were Buyer; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Seller; provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer.

If Buyer has provided a form pursuant to clause (e)(i)(x) above and the form provided by Buyer either at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, at the effective date of such participation, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non- Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date (after the Effective Date) a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer, or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

(g) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, and relevant state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller that is secured by the Purchased Assets and the Purchased Assets as owned by Seller for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 8. Security Interest; Buyer’s Appointment as Attorney-in-Fact.

(a) Security Interest. On the Purchase Date, Seller hereby sells, assigns and conveys to Buyer all right, title and interest in the Purchased Assets to the extent of its rights therein. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller, to the extent of its rights therein, hereby pledges on the date hereof to Buyer as security for the performance of the Obligations and hereby grants, assigns and pledges to Buyer a first priority security interest in Seller’s rights, title and interest in the Purchased Assets (including any Additional Acceptable Assets that are Purchased Assets), any other Additional Acceptable Assets transferred to Buyer pursuant to Section 4(a) hereof, the Records, all Servicing Rights related to the Purchased Assets (to the extent of Seller’s rights therein), all Take-out Commitments, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets), any Property relating to any Purchased Asset or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Asset or any related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements, any Income relating to any Purchased Asset, each Collection Account, the Disbursement Account, the Servicing Agreements, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets or any interest in the Purchased Assets, as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report, and any proceeds and distributions and any other property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights and in order to secure Seller’s obligations under Section 17 of this Agreement, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and the related Servicing Records, all rights of Seller as Servicer to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File or Servicing File and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created, on or prior to the related Repurchase Date. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem reasonable and appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

The grants of security interest set forth in this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Section 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

(b) Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller, and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement. Without limiting the generality of the foregoing, Seller hereby give Buyer the power and right, on behalf of Seller without assent by, but with notice to, Seller if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of Seller or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets; and

(iii)(A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of Seller and Servicer; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets;

(F) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition the foregoing, Seller agrees to execute a Power of Attorney, the form of Exhibit J hereto, to be delivered on the date hereof. Seller and Buyer acknowledges that the Powers of Attorney shall terminate on the later of (a) the Termination Date and (b) the satisfaction in full of the Obligations.

Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 15 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 9. Payment, Transfer And Custody.

(a) Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: [***], [***], Account No. [***], for the account of Nomura Corporate Funding Americas LLC, ABA No. [***], ref: Funds for FAM, not later than [***] New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (i) with respect to Purchased Assets that are not Wet-Ink Mortgage Loans, against the simultaneous transfer of the Purchase Price to such account as agreed to by Buyer and Seller, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction and (ii) with respect to the Wet-Ink Mortgage Loans, upon the disbursement of funds by the Disbursement Agent pursuant to the terms and conditions of the Custodial Agreement. Upon notice from the Settlement Agent to Seller and/or Buyer that any Wet-Ink Mortgage Loan subject to a Transaction was not originated, the Wet-Ink Mortgage Loan shall be removed from the list of Eligible Mortgage Loans and the Settlement Agent shall immediately return the related Purchase Price funded by Buyer via wire transfer to the account of Buyer specified in Section 9(a) in accordance with the Escrow Instruction Letter. Seller shall immediately notify Buyer if a Wet-Ink Mortgage Loan was not originated and has been removed from the list of Eligible Mortgage Loans.

Section 10. Hypothecation or Pledge of Purchased Assets. Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer, at no additional cost to Seller, from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller; provided, however, that Buyer is obligated to return the specific Purchased Assets upon repurchase by Seller.

Section 11. Fees. Seller shall pay to Buyer in immediately available funds, all fees due and owing as and when set forth in the Pricing Side Letter. The fees are non- refundable, and such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

Section 12. Representations. Seller represents and warrants to Buyer that as of the Purchase Date of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) [Reserved].

(c) Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Assets subject hereto is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Purchased Assets pursuant hereto (i) will not cause Seller to become insolvent, (ii) will not result in any property remaining with Seller to be unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets.

(d) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(e) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(f) Existence. Seller (a) is a limited liability company duly organized, validly existing under the laws of Delaware, (b) is in good standing under the laws of Delaware, (c) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (d) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(g) Financial Statements. Seller has heretofore furnished to Buyer a copy of (a) the Financial Statements of Seller for the fiscal year ended December 31, 2018 with the opinion thereon of BDO USA, LLP and (b) consolidated balance sheet and the consolidated balance sheets for Seller and its consolidated Subsidiaries for such monthly periods up until June 30, 2019 and the related consolidated statements of income and retained earnings for Seller and its consolidated Subsidiaries for such monthly periods. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller and its Subsidiaries, as applicable, and the consolidated results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis. Since June 30, 2019, there has been no material adverse change in the consolidated business, operations or financial condition of Seller or its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. Seller has, on June 30, 2019, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

(h) No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of Seller, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of other material agreement or instrument to which Seller or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or (v) a default under any such material agreement or instrument, or (vi) the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(i) Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents, as applicable; the execution, delivery and performance by Seller of each of the Facility Documents have been duly authorized by all necessary corporate or other action on its part; and each Facility Document has been duly and validly executed and delivered by Seller.

(j) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Seller of the Facility Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents.

(k) Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(l) Agency Matters. Seller is (i) approved by Fannie Mae as an approved lender, (ii) approved by Freddie Mac as an approved seller/servicer, (iii) an FHA Approved Mortgagee, (iv) a VA Approved Lender, and (v) to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (such collective approvals, “Agency Approvals”). Seller is in good standing, with no event having occurred or being reasonably likely to occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require a waiver from any Agency, FHA or VA.

(m) Material Adverse Effect. Since June 30, 2019, there has been no development or event nor, to Seller’s knowledge, any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

(n) No Default. No Event of Default has occurred and is continuing.

(o) No Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.

(p) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened in writing) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) except as disclosed in writing to Buyer prior to the Closing Date, makes a claim in an aggregate amount greater than

[***] (other than such actions arising under normal due course, including foreclosure actions) or (iii) which, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect.

(q) Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(r) Taxes. Seller and its respective Subsidiaries has timely filed all tax returns that are required to be filed by it and has timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.

(s) Investment Company Act. Neither Seller nor any of its Subsidiaries is required to be registered as an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(t) Purchased Assets.

(i) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset, Mortgage Loan to any other Person.

(ii) Immediately prior to the sale of a Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

(iii) The provisions of this Agreement are effective to either constitute a sale of the Purchased Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Purchased Assets. The provisions of this Agreement are effective to either constitute a sale of the Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(u) Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been located at 300 Welsh Rd., Building 5, Horsham, Pennsylvania 19044. On the Effective Date, Seller’s jurisdiction of organization is Delaware.

(v) Location of Books and Records. The location where the Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office.

(w) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(x) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller to be incurred by Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the [***] of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such [***]. Seller is not nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii) Each Plan of Seller and each of its respective Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv) Seller has not nor any of its Subsidiaries nor any ERISA Affiliate has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(v) Seller has not nor any of its Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(y) Reserved.

(z) No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(aa) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(bb) Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(cc) No Prohibited Persons. Seller is not nor any of its respective Affiliates, officers, directors, partners or members or the Mortgagor related to any Purchased Asset is an entity or person (or to Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 13. Covenants Of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, Seller covenants as follows:

(a) Preservation of Existence; Compliance with Law. Seller shall:

(i) Preserve and maintain its legal existence;

(ii) Comply with the requirements of all applicable material laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws); and

(iii) Preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable material law.

(b) Taxes. Seller and its Subsidiaries shall timely file all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer promptly after a Responsible Officer of Seller has any knowledge of:

(i) the occurrence of any Default or Event of Default;

(ii) any default or event of default under any Indebtedness of Seller;

(iii) any litigation or proceeding that is pending or threatened in writing against (a) Seller in which the amount involved exceeds [***] (other than such actions arising under normal due course, including foreclosure actions), and is not covered by insurance, in which injunctive or similar relief is sought, or which would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in writing in connection with any of the Repurchase Assets, which would reasonably be expected to have a Material Adverse Effect;

(iv) as soon as reasonably possible, notice of any of the following events:

(A) a material change in the insurance coverage of Seller, with a copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of Seller;

(C) [reserved];

(D) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(E) as soon as practicable, but, in any case, no more than [***], after Seller has obtained knowledge of any fact that is reasonably likely to result in any reduction of Asset Value with respect to a Purchased Asset, notice identifying the Purchased Asset with respect to which such reduction of Asset Value exists and detailing the cause of such reduction of Asset Value; or

(F) any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(v) Promptly, but no later than [***] after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person which is reasonably likely to have an adverse effect on the Asset Value of any of the Repurchase Assets;

(vi) Promptly, but no later than [***] after Seller receives notice of the same, any Purchased Asset submitted to a Take-out Investor (whole loan or securitization) and rejected for purchase by such Take-out Investor; and

(vii) Promptly, but no later than [***] after Seller receives knowledge or notice that any of the following fails to be true and correct: Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing and subservicing of mortgage loans of the same types as may from time to time constitute Purchased Assets and in accordance with Accepted Servicing Practices.

(d) Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and Seller shall (or shall cause Servicer on its behalf) furnish to Buyer:

(i) Within [***] after the [***] of each of the [***] fiscal quarters of each fiscal year of Seller, Seller’s unaudited balance sheet, income statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP at the following e-mail: [***];

(ii) Within [***] after the [***] of its fiscal year, commencing with the 2019 fiscal year, Seller’s unaudited balance sheet, presented fairly in accordance with GAAP at the following e-mail: [***];

(iii) Within [***] after the [***] of its fiscal year, commencing with the 2019 fiscal year, Seller’s Financial Statements for such fiscal year, presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of nationally recognized independent certified public accountants approved by Buyer (which approval shall not be unreasonably withheld) at the following e-mail: [***];

(iv)(A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(ii) above, or monthly upon Buyer’s request, a certificate in form and substance acceptable to Buyer in its sole discretion, and certified by an executive officer of Seller, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (i) above, an officer’s certificate of covenant compliance in the form of Exhibit A to the Pricing Side Letter to the attention of Buyer at: [***] certifying that (x) the related unaudited balance sheets are true and correct and (y) setting forth any Indebtedness of the Seller other than Indebtedness under this Agreement;

(v) Within [***] after the end of each Collection Period, a monthly report of Seller setting forth any litigation, investigation, regulatory action or proceeding that is pending or threatened in writing by or against Seller in any federal or state court or before any Governmental Authority which would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, in form and substance acceptable to Buyer;

(vi) Within [***] after the end of each calendar month, a monthly hedging report prepared by Compass Analytics covering Seller’s hedging related to the Purchased Assets, in form and substance acceptable to the Buyer;

(vii) [***] after the end of each Collection Period, a monthly remittance report of Servicer, in form and substance acceptable to the Buyer;

(viii) Within [***] after any material amendment, modification or supplement has been entered into with respect to the Servicing Agreement, a fully executed copy thereof;

(ix) Any other material agreements, correspondence, documents or other information which have not previously been disclosed to Buyer, which is related to Seller or the Purchased Assets and that, in the reasonable judgment of Seller, a lender, acting prudently, would deem to be important or material, as soon as possible after the discovery thereof by Seller; and

(x) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller and its Subsidiaries as Buyer may reasonably request.

(e) Visitation and Inspection Rights. Seller shall permit Buyer to inspect, and to discuss with Seller’s officers, agents and auditors, the affairs, finances, and accounts of Seller, the Repurchase Assets, and Seller’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of Seller to discuss with its officers, its affairs, finances, and accounts.

(f) Reimbursement of Expenses. On the date of execution of this Agreement, Seller shall reimburse Buyer for all expenses (including reasonable legal fees subject to Section 16(b)) incurred by Buyer on or prior to such date. From and after such date, Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer and within [***] of the receipt of invoices therefor.

(g) Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first- priority of the security interests created or intended to be created hereby. Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all material rules, regulations, and other laws of any Governmental Authority and use commercially reasonable efforts to cause the Repurchase Assets to comply with all applicable material rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Repurchase Assets or any Facility Document and Seller shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(h) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller are and will be as of the date furnished, true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.

(i) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior [***] involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of [***] Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of [***]; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than [***], and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j) Financial Condition Covenants. Seller shall comply with the Financial Covenants set forth in Section 3 of the Pricing Side Letter.

(k) No Adverse Selection. Seller shall not select Eligible Mortgage Loans to be sold to Buyer as Purchased Assets using any type of adverse selection or other selection criteria which would adversely affect Buyer.

(l) Insurance. Seller shall cause Finance of America Holdings LLC to continue to maintain Fidelity Insurance in an aggregate amount at least equal to [***]. Seller shall cause Finance of America Holdings LLC to maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets, including without limitation in respect of Seller acting in the capacity of Servicer of the Purchased Assets. Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

(m) Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets and Eligible Mortgage Loans.

(n) Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(o) Material Change in Business. Seller shall maintain its primary business as a mortgage loan originator and servicer.

(p) Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries.

(q) Disposition of Assets; Liens. Seller shall not cause any of the Repurchase Assets to be sold, pledged, assigned or transferred, other than in accordance with this Agreement; nor shall Seller create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer.

(r) Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with Seller or any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(s) ERISA Matters.

(i) Seller shall not permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior [***], involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of [***].

(ii) Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(t) Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person if Seller is not the surviving entity of such consolidation or merger or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(u) Facility Documents. Seller shall not permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document without Buyer’s prior written consent. Seller shall not waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect Seller, any Purchased Assets or any Repurchase Assets in any material respect, nor has Seller waived (or has directed the waiver of) any default resulting from any action or inaction by any party.

(v) Information. If Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller (including, but not limited to, any information regarding any repurchase and indemnity requests or demands made upon Seller or any of its Subsidiaries by any third-party investors), Seller shall provide to Buyer such reasonable information and/or responses within [***] of such request.

(w) Guaranty. The Seller hereby agrees that if any guaranty provided by Finance of America Holdings LLC (“Seller Parent”) for the benefit of the related financing counterparty in connection with a senior secured mortgage loan facility of the Seller remains in effect as of December 31, 2019, then within [***] following December 31, 2019 (or within such longer period of time as may be agreed to by Buyer in writing) the Seller cause Seller Parent to (i) execute and deliver to Buyer a guaranty from the Seller Parent that is in form and substance acceptable to Buyer, (ii) enter into an amendment with Buyer to this Agreement to incorporate such revisions related to such guaranty as agreed to by Buyer and Seller and (iii) deliver to Buyer (A) a general corporate and enforceability opinion or opinions of outside counsel to Seller Parent (provided that the general corporate opinion may be given by in- house counsel to Seller Parent), including an Investment Company Act opinion; and (B) if requested by Buyer in writing, a Bankruptcy Code opinion of outside counsel to Seller Parent with respect to the matters outlined in such guaranty, each of which shall be in a form acceptable to Buyer in its sole discretion, in each case under this paragraph at Buyer’s expense.

(x) Underwriting Guidelines. Seller shall promptly provide Buyer with a copy of any amendments or modifications to any FAM Underwriting Guidelines (together with a redline comparison showing the applicable revisions from the most recently delivered version of such FAM Underwriting Guidelines) and, if Buyer does not approve such modified FAM Underwriting Guidelines, Buyer shall not be required to enter into any Transaction with respect to Mortgage Loans originated in accordance with such modified FAM Underwriting Guidelines.

(y) Reserved.

(z) Hedge Agreements. Seller shall implement hedging strategies consistent with Seller’s hedging policy with respect to the Purchased Assets.

(aa) Investment Company Act. Neither Seller nor any of its Subsidiaries shall be required to be registered as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(bb) No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, (i) if Seller is a limited liability company organized under the laws of the State of Delaware Seller shall not enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Facility Document, shall be deemed to permit Seller or any of its Subsidiaries to enter into (or agree to enter into) any Division/Series Transaction.

(cc) Agency Matters. Seller shall maintain all Agency Approvals. Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency, FHA or VA be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

Section 14. Events Of Default. If any of the following events (each an “Event of Default”) occurs, Buyer shall have the rights set forth in Section 15, as applicable:

(a) Payment Default. (i) Seller fails to make any payment of Margin Deficit or Repurchase Price (other than Price Differential), when due, whether by acceleration, mandatory repurchase (including following the occurrence of a Purchased Asset Issue) or otherwise, (ii) Seller fails to make any payment of Price Differential, when due, whether by acceleration, mandatory repurchase or otherwise, or (iii) Seller fails to make any payment (other than Repurchase Price, Price Differential or Margin Deficit), when due, whether by acceleration, mandatory repurchase or otherwise, and such failure continues for more than [***] after knowledge by or notice to Seller; or

(b) Immediate Representation and Warranty Default. The failure of Seller to perform, comply with or observe any representation, warranty or certification applicable to Seller contained in any of Sections 12(c) (Solvency); (f)(a) (Existence); (h) (No Breach); (i) (Action); (k) (Enforceability); (l) (Agency Matters); (q) (Margin Regulations); (s) (Investment Company Act); (t) (Purchased Assets); (x) (ERISA); (z) (No Reliance); (aa) (Plan Assets); or (cc) (No Prohibited Persons), in each case, of this Agreement; or

(c) Additional Representation and Warranty Defaults. Any representation, warranty or certification made or deemed made herein or in any other Facility Document (and not identified by clause (b) of this Section 14) by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by on behalf of Seller shall be determined by Buyer to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1; unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis) and, if such default shall be capable of being remedied as determined by Buyer, such failure shall continue unremedied for more than [***]; provided that in the case any representation, warranty or certification made or deemed made in Section 12(w) (True and Complete Disclosure) of this Agreement, a default shall be deemed not capable of being remedied to the extent that (i) the related information was given or withheld with knowledge by Seller, that it was materially false or misleading, (ii) such material information that was materially false or misleading or was delivered or withheld on a regular basis, or (iii) Buyer, in its reasonable discretion, determines that Buyer has relied on such material information or that such information or the failure to provide such information otherwise materially and adversely affects Buyer’s determination to enter into this Agreement or Transactions with Seller; or

(d) Immediate Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 13(a)(i) or (ii) (Preservation of Existence; Compliance with Law); (j) (Financial Condition Covenants); (k) (No Adverse Selection); (n) (Illegal Activities); (o) (Material Change in Business); (p) (Limitation on Dividends and Distributions); (q) (Disposition of Assets; Liens); (r) (Transactions with Affiliates); (s) (ERISA Matters); (t) (Consolidations, Mergers and Sales of Assets); or (cc) Agency Matters; or

(e) Additional Covenant Defaults. Seller shall fail to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in clause (d) of Section 14), and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied beyond [***]; provided that in the case any covenant or agreement of Seller contained in Section 13(h) (True and Correct Information) of this Agreement, a default shall be deemed not capable of being remedied to the extent that (i) the related information was given or withheld with knowledge by Seller, that it was materially false or misleading, (ii) such material information that was materially false or misleading or was delivered or withheld on a regular basis, or (iii) Buyer, in its reasonable discretion, determines that Buyer has relied on such information or that such material information or the failure to provide such information otherwise materially and adversely affects Buyer’s determination to enter into this Agreement or Transactions with Seller; or

(f) Judgments. A judgment or judgments for the payment of money in excess of [***] in the aggregate shall be rendered against Seller, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof, and such party shall not, within said period of [***], or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(g) Cross-Default. Seller shall be in default beyond any applicable grace period (A) under any Indebtedness, financing, hedging, security or other agreement or contract of Seller with a counterparty other than Buyer or an Affiliate of Buyer, in excess of [***] which default (i) involves the failure to pay a material matured obligation or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such agreement or Indebtedness, or (B) in making any payment when due under, or performing any other obligation under, any other Indebtedness, financing, hedging, security or other agreement or contract between Seller on the one hand, and the Buyer or any of its Affiliates on the other; or

(h) Insolvency Event. An Insolvency Event shall have occurred with respect to Seller; or

(i) Enforceability. For any reason any Facility Document at any time shall not to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations under any Facility Document; or

(j) Liens. Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer) or Buyer for any reason ceases to have a valid, first priority security interest in any of the Repurchase Assets and in either case Seller fails to repurchase the related Purchased Assets within [***] of notice from Buyer or knowledge thereof; or

(k) Material Adverse Effect. A Material Adverse Effect shall have occurred as determined by Buyer in its reasonable discretion, and shall remain uncured for [***] after written notice by Buyer to Seller of the existence of such Material Adverse Effect; or

(l) Change in Control. A Change in Control shall have occurred without the Buyer’s prior written consent; or

(m) Inability to Perform. An Authorized Representative of Seller shall admit its inability to, or its intention not to, perform any of its obligations under the Facility Documents; or

(n) Servicer Termination. A Servicer Termination Event shall have occurred, and Seller fails to appoint and transfer the subservicing of the related Purchased Assets to a successor Servicer that is satisfactory to Buyer in Buyer’s good faith discretion within [***] of Seller’s notice or knowledge of such Servicer Termination Event; or

(o) Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer on or prior to the applicable Purchase Date (provided that Buyer has tendered the related Purchase Price); or

(p) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have received any judicial or administrative order permitting such Governmental Authority to take any action that is reasonably likely to result in a condemnation, seizure or appropriation, or assumption of custody or control of, all or any substantial part of the Property of Seller, or shall have taken any action to displace the management of Seller or to curtail its authority in the conduct of the business of Seller, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller of Mortgage Loans or securities backed thereby, and such action shall not have been discontinued or stayed within [***]; or

(q) Assignment. Assignment or attempted assignment by Seller of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Buyer.

Section 15. Remedies.

(a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing (whereupon such Event of Default shall be deemed to be not continuing):

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate outstanding Repurchase Price and any other amounts owed by Seller hereunder, and (3) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller’s possession or control; and

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section.

(iii) Upon the occurrence and continuance of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets related thereto which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in Facility Documents.

(iv) Upon the occurrence and continuance of an Event of Default, Buyer, or Buyer through its Affiliates or designees, may (A) immediately sell, at a public or private sale at such price or prices as Buyer may reasonably deem satisfactory any or all of the Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to retain such Purchased Assets and give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets (as determined and adjusted by the Buyer in its sole discretion, giving such weight to the Market Value or outstanding principal balance of such Purchased Asset as Buyer deems appropriate) against the aggregate outstanding Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Facility Documents. The proceeds of any disposition of Purchased Assets effected pursuant to the foregoing shall be applied as determined by Buyer until all Obligations are paid in full, and Buyer shall pay any remainder to Seller.

(v) Seller shall be liable to Buyer for (A) the amount of all actual expenses, including reasonable documented reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default.

(vi) Promptly upon Buyer’s request, Seller shall provide, at Seller’s cost, an updated Appraisal for each Purchased Asset.

(b) The Seller acknowledges and agrees that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets and Repurchase Assets, the Buyer may establish the source therefor in its sole discretion and (B) all prices, bids and offers shall be determined together with accrued Income. The Seller recognizes that it may not be possible to purchase or sell all of the Purchased Assets and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Assets and Repurchase Assets, the Seller agrees that liquidation of a Transaction or the Purchased Assets and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole good faith discretion, the time and manner of liquidating any Purchased Assets and Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets and Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets and Repurchase Assets in the same manner or on the same

Business Day or (B) constitute a waiver of any right or remedy of Buyer. Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

(e) Buyer shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and Repurchase Assets against all of Seller’s obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

Section 16. Indemnification and Expenses.

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets, but excluding any Taxes otherwise addressed in Section 7 of this Agreement) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including, without limitation, any wire fraud or data or systems intrusions), that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Without limiting the generality of the foregoing, Seller shall reimburse Buyer for the amount of any Charges and/or Returned Items (as each such term is defined in the Collection Account Control Agreement) paid by Buyer to Collection Account Bank pursuant to Section 6 of the Collection Account Control Agreement (including without limitation following the termination of the Collection Account Control Agreement to the extent provided for in Section 6 of the Collection Account Control Agreement).

(b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer (including reasonable legal fees) in connection with the development, preparation and execution of this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder; provided that Seller shall not be required to pay such costs and expenses incurred prior to the Closing Date that are in excess of the Legal Expense Cap; provided further that the Legal Expense Cap shall not apply if any extensive delays, unreasonable negotiations, unanticipated issues or structural changes occur during such development, preparation or execution. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer (including reasonable legal fees) in connection with the development, preparation and execution of any amendment, supplement or modification to this Agreement, any other Facility Document or any other document prepared in connection thereto. Subject to the limitations set forth in Section 30 hereof, Seller agrees to pay Buyer all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 19 hereof and the reasonable fees and expenses of the Collection Account Bank.

(c) The obligations of Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due under this Agreement shall be full recourse obligations of Seller.

Section 17. Servicing.

(a) Seller, on Buyer’s behalf, shall contract with one or more Servicers to service and/or subservice the Mortgage Loans consistent with the degree of skill and care that such Servicers customarily require with respect to similar Mortgage Loans owned or managed by such Servicers and in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, Seller as Servicer shall service the Purchased Assets during the related Interim Servicing Period in accordance with this Agreement, including the Servicing Annex for the benefit of Buyer. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing and/or subservicing responsibilities hereunder, (iii) be an approved servicer by Fannie Mae and Freddie Mac, in each case in good standing and (iv) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing and/or subservicing of any Mortgage Loan with the then existing servicer and/or subservicer in accordance with the related Servicer Notice. The Servicing Agreement shall not be materially amended without the written consent of Buyer, which may be granted or withheld in its sole discretion; provided that the Seller shall provide the Buyer with written notice of any amendment of the Servicing Agreement, including a copy of such amendment.

(b) Seller shall ensure that Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(c) Seller shall cause the Servicer and any interim servicer to deposit all collections received by Seller on account of the Purchased Assets in the Collection Account in accordance with the provisions of Section 5(b); provided that in the case of Seller as Servicer, all collections (if any) received by Seller as Servicer on account of the Purchased Assets shall be deposited by Seller into the Nomura Account by no later than [***] prior to the next occurring Remittance Date.

(d) As compensation for its services under the Servicing Agreement the Servicer shall be entitled to the Servicing Fee pursuant to the Servicing Agreement. The Seller shall be responsible to pay all the fees and expenses of the Servicer out of the Servicing Fee or its own funds.

(e) The Seller shall provide promptly to the Buyer a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets; provided that Seller shall not be required to provide a Servicer Notice with respect to Seller acting as Servicer.

(f) Upon the occurrence and during the continuance of an Event of Default, the Buyer shall have the right to immediately terminate the Servicer’s rights to service the Purchased Assets under the Servicing Agreement in accordance with the related Servicer Notice (or this Agreement and the Servicing Annex in the case of Seller as Servicer, and if Buyer exercises such right all authority and power of such Servicer to service the Purchased Assets hereunder shall be immediately and automatically terminated). Seller and Servicer shall (x) cooperate in transferring the servicing and/or subservicing of the Purchased Assets to a successor servicer and/or subservicer selected by Buyer in its sole discretion and (y) in the case of Seller as Servicer, comply with the servicing transfer provisions set forth in paragraph (b)(ix) of the Servicing Annex in connection with such transfer of the servicing of the Purchased Assets. In the case of a Servicer other than Seller, if a Servicer Termination Event has occurred but an Event of Default has not yet occurred, the Seller shall select a successor servicer and/or subservicer within [***] following the earlier of Seller’s receipt of notice or knowledge of the occurrence of a Servicer Termination Event, subject to such successor servicer or subservicer being approved by Buyer in its sole discretion exercised in good faith.

(g) If Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing, servicing or subservicing any such Mortgage Loan has failed to perform fully Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Mortgage Loans, Seller shall promptly notify Buyer.

Section 18. Recording of Communications. Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording.

Section 19. Due Diligence. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, Seller and Servicer, including, without limitation, financial information, organization documents, business plans, purchase agreements and underwriting purchase models for each pool of Mortgage Loans and such other information regarding such Persons or the Purchased Assets that Buyer may request and Seller, Servicer or such other Person shall have in their possession or control, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that (a) upon reasonable prior notice to Seller, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans (the “Due Diligence Documents”) in the possession or under the control of Seller and/or the Custodian, or (b) upon request, Seller shall create and deliver to Buyer within [***] of such request, an electronic copy via email to [***], in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Mortgage Loans. Notwithstanding the foregoing, subject to review and approval of the Third Party Reviewer procedures, Buyer shall be entitled to rely upon a due diligence review prepared by a Third Party Reviewer with respect to Mortgage Loans that are Non-Agency Loans so long as (x) Buyer receives such due diligence review directly from such Third Party Reviewer and (y) such due diligence review was conducted within [***] of the related Purchase Date, or such other time period as agreed between the Buyer and the Seller. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller and enter into additional Transactions with respect to the Mortgage Loans based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals and/or AVMs on the related Mortgaged Properties with respect to the Mortgage Loans and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and the Third Party Reviewer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and the Third Party Reviewer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 19; provided that such costs and expenses are in connection with such activities that are incremental to the due diligence review of the Mortgage Loans performed by Seller and described in the related due diligence materials delivered by Seller to Buyer (upon which Buyer may rely). Buyer may, based on such due diligence, require to change contractual terms and add protections it deems, in its absolute discretion, necessary to protect its rights in the Mortgage Loans.

Section 20. Assignability.

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. At no additional cost to Seller, Buyer may, upon at least [***] notice to Seller, from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

(b) At no additional cost to Seller, Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7; provided that no such restrictions shall apply with respect to any sale to any Affiliate of Buyer or if an Event of Default has occurred and is continuing; and provided further that Buyer shall act as agent for all purchasers, assignees and point of contact for Seller pursuant to agency provisions to be agreed upon by Buyer, its intended purchasers and/or assignees and Seller.

(c) Notwithstanding anything contained in Section 31 hereof to the contrary, Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 20, deliver a copy of this Agreement to the assignee or participant or proposed assignee or participant and disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

(d) In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 21. Transfer and Maintenance of Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 21, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 21 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 21(b) hereof.

(b) Buyer, as agent for Seller, shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 22. Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 23. Set-Off.

(a) In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law to set-off and appropriate and apply against any obligation from Seller to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default has occurred.

Section 24. Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 16 hereof shall survive the termination of this Agreement.

Section 25. Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 26. Entire Agreement; Severability; Single Agreement.

(a) This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b) Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) [reserved]; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

Section 27. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 28. SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND EACH OF THE SELLER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) BUYER AND SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 29. No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 30. Netting. If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 31. Confidentiality.

(a) Buyer and the Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby or pursuant to the terms thereof, including, but not limited to, the name of, or identifying information with respect to Buyer, any pricing terms, or other nonpublic business or financial information (including, without limitation, any sub-limits and financial covenants), the existence of this Agreement and the Transactions with the Buyer (the “Confidential Information”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates, the Seller and its employees, directors, officers, advisors (including legal counsel, accountants, and auditors), representatives and servicers who are under a duty or an obligation to hold such information in confidence, (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, in which case Seller shall provide prior written notice to Buyer to the extent not prohibited by the applicable law or regulation, (iii) any of the Confidential Information is in the public domain other than due to a breach of this covenant, (iv) an Event of a Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder or (v) it is in connection with any assignments, participations or rehypothecations in accordance with Section 10 or Section 20 hereof. Seller and the Buyer shall be responsible for any breach of the terms of this Section 31(a) by any Person that it discloses Confidential Information to pursuant to clause (i) above. The Parties shall not, without the written consent of the other Party, make any communication, press release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event the Parties will consult and cooperate with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment or tax structure of the Transactions, any fact relevant to understanding the federal, state and local tax treatment or tax structure of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment or tax structure; provided that the “tax treatment or “tax structure” shall be limited to any facts relevant to the U.S. federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include any information relating to the identity of the Buyer or any pricing terms hereunder. The provisions set forth in this Section 31(a) shall survive the termination of this Agreement for [***].

(b) Notwithstanding anything in this Agreement to the contrary, Seller understands that Confidential Information disclosed hereunder may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each of Buyer and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable local, state and federal laws relating to privacy and data protection (“Privacy Laws”). The Seller shall implement administrative, technical and physical safeguards and other security measures to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Upon request, the Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that the Seller has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of the Seller. The Seller shall notify the Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to the Seller. The Seller shall provide such notice to Buyer by personal delivery, by electronic transmission with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. The provisions set forth in this Section 32(b) shall survive the termination of this Agreement for as long as Seller retains any “nonpublic personal information” disclosed hereunder.

Section 32. Intent.

(a) The parties intend and recognize that this Agreement and each Transaction hereunder is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a) Each Party further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of any Transaction under this Agreement or this Agreement as a “repurchase agreement,” “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code.

(b) For so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code, Buyer shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement”, a “securities contract” and a “master netting agreement” including (x) the rights, set forth in Section 15 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and accelerate and terminate this Agreement, (y) the right to offset or net out as set forth in Sections 15 and 23 hereof and in Sections 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code and (z) the non-avoidability of transfers made in connection with this Agreement as set forth in Sections

546(e), 546(f) and 546(j) of the Bankruptcy Code. Buyer’s rights (i) to liquidate the Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 15 hereof and to setoff pursuant to Section 23 hereof are contractual rights to liquidate, accelerate, or terminate setoff such Transaction as described in Bankruptcy Code Sections 553, 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction shall be considered a “margin payment” and “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(f) Each party agrees that this Agreement and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.

Section 33. Reserved.

Section 34. Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, second, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 35. Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer under this Agreement.

Section 36. Reserved.

Section 37. Miscellaneous.

(a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Counterparts may be delivered electronically.

(b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Seller hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) Buyer has no fiduciary relationship to Seller;

(iii) no joint venture exists between Buyer and Seller; and

(iv) it has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary and Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(d) Documents Mutually Drafted. Seller and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 38. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h) all references herein or in any Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

Address for Notices:

Nomura Corporate Funding Americas, LLC Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316 Tel: [***]
Fax: [***]
Attn: Operations
Email: [***]

With copies to:

Nomura Corporate Funding Americas, LLC Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316 Tel: [***]
Fax: [***]
Attn: [***]
Email: [***]

Alston & Bird LLP 90 Park Avenue
New York, New York 10016 Tel: [***]
Fax: [***]
Attn: [***]
Email: [***]

Signature Page to Master Repurchase Agreement

SELLER:

FINANCE OF AMERICA MORTGAGE LLC

By:
Name:
Title:

Address for Notices:

300 Welsh Road, Building 5
Horsham, PA 19044 Attn: [***]
Email: [***]

With copies to:

30 7th St E, Suite 2350
Saint Paul, MN 55101 Attn: [***]
Email: [***]

Signature Page to Master Repurchase Agreement

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Seller makes the following representations and warranties to Buyer with respect to each Mortgage Loan as of the Purchase Date for the purchase of any such Mortgage Loan by Buyer from Seller and at all times while the Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Data. The information on the Asset Schedule is complete, true and correct in all material respects as of the date of such information. All information contained in the related Asset File and in the Underwriting Package in respect of the Mortgage Loans is accurate and complete in all material respects.

(b) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, legal capacity to contract, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, TILA-RESPA Integrated Disclosure Rule, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations by Seller or Servicer of the Mortgage Loan shall maintain or Seller shall cause Servicer of such Mortgage Loan to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements. Without limiting the generality of the foregoing, other than with respect to Investor Mortgage Loans, if the related Mortgagor’s loan application for such Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

(c) Origination and Servicing Practices; No Escrow Deposits. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to each Mortgage Loan have been in all respects in accordance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and the servicing practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the Seller, its affiliates, or any third-party subservicer or servicing agent of any of the foregoing. With respect to escrow deposits and escrow payments, all such payments are in the possession of, or under the control of Seller. All escrow payments have been collected in full compliance with state and federal law. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage, the Mortgage Note or any related Mortgage Loan Document. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

Schedule 1-1

(d) Ownership. Seller has good and marketable title and full right to sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created or expressly permitted pursuant to the terms of this Agreement.

(e) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected with respect to each Mortgage Loan, first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

a. the lien of current real property taxes and assessments not yet due and payable;

b. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the title insurance policy delivered to Seller and (a) referred to or otherwise considered in the ~~appraisal~~Appraisal or AVM/BPO, as applicable made for to Seller or (b) which do not adversely affect the Appraisal Value of the Mortgaged Property set forth in such ~~appraisal~~Appraisal or AVM/BPO as applicable;

c. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, except in accordance with the applicable Underwriting Guidelines.

(f) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Asset

Sch. 1-2

Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Asset Schedule.

(g) Mortgage Recorded; Assignments of Mortgage. Except as provided in paragraph (e) above, each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of the Mortgage by the owner thereof against creditors of the Seller or is in the process of being recorded. With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. With respect to each Mortgage Loan that is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. With respect to each MERS Mortgage Loan, (i) the related Mortgage and Assignment of Mortgage have been duly and properly recorded in the name of MERS or its designee or have been delivered for recording to the applicable recording office and (ii) a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Schedule (or is otherwise provided to Buyer). The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens that are senior to the related Mortgage or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(h) Litigation. There is no action, suit, proceeding or investigation pending, or to the best of Seller’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan.

(i) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by [***] the Due Date of the first installment of principal and interest thereunder.

Sch. 1-3

(j) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Mortgagor did not have a prior bankruptcy and did not previously own property that was the subject of a foreclosure during the time the Mortgagor was the owner of record. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding. Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan.

(k) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(l) No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan, for Buyer’s exercise of any rights or remedies in respect of such Mortgage Loan or for Buyer’s sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Mortgage Loan. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Mortgage Loan.

(m) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, AVM/BPO provider, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in connection with the sale of such Mortgage Loan to Buyer. Seller has reviewed all of the documents constituting the Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. Except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

Sch. 1-4

(n) Environmental Compliance. There does not exist on the Mortgaged Property any hazardous substances, hazardous materials, hazardous wastes, solid wastes or other pollutants, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property

(o) Location and Type of Mortgaged Property. The Mortgaged Property is located in any State in the United States of America or District of Columbia acceptable pursuant to applicable Underwriting Guidelines as identified in the Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling.

(p) Mortgaged Property Undamaged. Unless required repairs were identified at the time of origination and appropriate set-asides have been made for such repairs, to the best of the best of Seller’s knowledge, the Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(q) No Condemnation. There is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property.

(r) Consolidation of Principal Advances. Any principal advances made have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate reflected on the Asset Schedule. The lien of the Mortgage securing the principal amount (as expressed on the related Mortgage Note) is insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Buyer.

(s) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, the Mortgagor, the appraiser, any AVM/BPO provider, any servicer or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Buyer.

Sch. 1-5

(t) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal and interest payments on the Mortgage Loan commenced no more than [***] after funds were disbursed in connection with the Mortgage Loan. No Mortgage Loan has a balloon payment feature. The Mortgagor contributed at least [***] of the purchase price for the Mortgaged Property from their own funds, except as permitted under the applicable Underwriting Guidelines. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the index plus the fixed percentage amount, in each case as set forth in the related Mortgage Note (rounded up or down to the nearest [***]), subject to the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note. The Mortgage Note is payable on the [***] in equal monthly installments of principal and interest, which installments of interest with respect to adjustable rate Mortgage Loans, are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than [***] from commencement of amortization.

(u) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(v) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the applicable Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) [***] of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the applicable Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard

Sch. 1-6

insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without [***] prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(w) Full Disbursement of Proceeds. There is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All broker fees have been properly disclosed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.

(x) Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an American Land Title Association lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Buyer, Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Buyer, Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan, subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (e) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific

Sch. 1-7

survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(y) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(z) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraisal Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(aa) Underwriting Standards. Each Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines, unless otherwise approved by Buyer.

(bb) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on the Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of the Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of the Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Buyer, Fannie Mae or Freddie Mac.

(cc) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement and chattel mortgage referred to in paragraph (e) above or other collateral specified in the related Mortgage Loan documents. There are, as of origination date and as of the Purchase Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property, and equipment and other personal property financing). No mezzanine debt is secured directly by interests in the related Mortgagor.

Sch.1-8

(dd) Due-On-Sale. The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(ee) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(ff) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and no Seller has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(gg) Single Interest Rate; Consolidated Principal Amount. The secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(hh) Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan Documents do not provide for the release of any related Mortgaged Property from the lien of the Mortgage except (a) upon payment in full of such Mortgage Loan, (b) as required pursuant to an order of condemnation or a material casualty, or (c) in connection with a substitution of collateral within the parameters specified in the related Mortgage Loan Documents.

(ii) Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. On the related Purchase Date, the Mortgage Loan (i) is [***] Delinquent with respect to any payment of principal or interest or otherwise not in default, and (ii) the Mortgagor is not subject as a debtor under a proceeding under the Bankruptcy Code, nor is the related Mortgaged Property involved in any proceeding under the Bankruptcy Code. The Mortgagor is not subject to an Insolvency Event. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(jj) Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan. Neither Seller nor Any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

Sch.1-9

(kk) Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law (and in the case of Investor Mortgage Loans by a Person other than the owner of such Mortgaged Property). All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan (other than an Investor Mortgage Loan) originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(ll) Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the PATRIOT Act of 2001 with respect to the origination or purchase of each Mortgage Loan. No Mortgage Loan is subject to nullification pursuant to the orders or the regulations promulgated by OFAC or in violation of the orders or OFAC regulations, and no Mortgagor is subject to the provisions of such orders or OFAC regulations nor listed as a “blocked person” for purposes of the OFAC regulations.

(mm) Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title insurance policy insuring such Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(nn) Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and all such material licenses, permits and applicable governmental authorizations are in effect. Each Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located. No Seller is aware of any Mortgagor, guarantor or other obligor on the Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to any Mortgaged Property.

Sch.1-10

(oo) Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against each related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non- judicial foreclosure.

(pp) UCC Filings; Mortgage Recorded. Seller has recorded or caused to be recorded (or, if not recorded, have been submitted in proper form for recording), UCC financing statements in the appropriate public recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in any collateral for such Mortgage Loan to the extent perfection may be effected pursuant to applicable law by recording, as the case may be. The related Mortgage (or equivalent document) or other related collateral document creates a valid and enforceable lien and security interest on the items of personalty described above that may be perfected by recording. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the recording of UCC financing statements are required in order to effect such perfection. The Mortgage either has been or will promptly be submitted for recordation in the appropriate recording office of the jurisdiction where the Mortgaged Property is located.

(qq) Compliance with Usury Laws. The mortgage interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. No Mortgage Loan is subject to forfeiture or any material penalties as a result of non-compliance with any applicable state or federal laws, regulations and other requirements pertaining to usury.

(rr) Complete Asset Files; Take-Out Investor. For each Mortgage Loan (except with respect to Wet-Ink Mortgage Loans solely prior to the Wet-Ink Delivery Date), all of the required Mortgage Loan documents have been delivered to the Custodian in accordance with the Custodial Agreement and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the Asset File delivered to the Custodian. No material documentation is missing from the Asset File in possession of Custodian, unless such documentation is subject to a Servicer request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Buyer. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency. With respect to each such Mortgage Loan, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian at any time for longer than the time periods permitted under the Custodial Agreement; provided that in in the case of a Wet-Ink Mortgage Loan, Custodian shall have received the related Asset File by no later than the Wet-Ink Delivery Date.

Sch.1-11

(ss) Loan Type. No Mortgage Loan is an interest only loan, “pay option ARM,” “pick-a-payment” or similar type of mortgage loan or a home equity revolving line of credit, reverse mortgage loan, co-operative loan or commercial loan.

(tt) Predatory Lending Regulations; High Cost Loans. No Mortgage Loan (i) is a High Cost Mortgage Loan, (ii) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (iii) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law, (iv) is currently affected by the operation of any law, regulation or rule that (A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee, or (v) otherwise relates to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

(uu) Rehabilitation. The related Mortgaged Property is not a ground-up construction, a tear-down, a partial tear-down or a gut rehabilitation.

(vv) Single Premium Credit Life Insurance: No Mortgagor was required to purchase any credit life, credit disability, credit unemployment, credit property, debt cancellation, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, credit disability, credit unemployment, credit property, debt cancellation, accident or health insurance policy in connection with the origination of the Mortgage Loan. None of the proceeds of the Mortgage Loan were used to purchase or finance single-premium credit insurance policies as part of the origination of, or as a condition to the closing, such Mortgage Loan.

(ww) Qualified Mortgage; Ability to Repay. Except with respect to Investor Mortgage Loans, before the consummation of the Mortgage Loan, Seller made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c). Except with respect to Investor Mortgage Loans, Seller as originator has retained written record that evidence its compliance with the ability-to-repay standards that include, but are not limited to records of points and fees information and mortgagor income and debt information. Unless such Mortgage Loan is an Investor Mortgage Loan or a Non-QM Loan, such Mortgage Loan is a “qualified mortgage” within the meaning of Section 1026.43(e)(2) of Regulation Z without reference to Section 1026.43(e)(4), (5), (6) or (f) of Regulation Z.

Sch.1-12

(xx) No Second Liens: No Mortgage Loan is secured by a junior priority lien on the related Mortgaged Property.

(yy) REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to [***] of the adjusted issue price of the Mortgage Loan on such date or (ii) on the date of origination or acquisition, as applicable, at least equal to [***] of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(zz) No Default. There is no material default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event permitting acceleration, and neither Seller nor its predecessors have waived any material default, breach, violation or event of acceleration. No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property.

(aaa) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

Sch.1-13

(bbb) Credit Score Reporting. Full, complete and accurate information with respect to the Mortgagor’s credit file was furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations. With respect to each Mortgage Loan and related consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508), or other credit information furnished by the Seller to the Buyer, the Seller has full right and authority and are not precluded by law or contract from furnishing such information to the Buyer, and the Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan.

(ccc) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as originator, purchaser, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state in each case to the extent non-compliance would have a material adverse effect on such Mortgage Loan.

(ddd) Investor Mortgage Loans. If such Mortgage Loan is an Investor Mortgage Loan, the related Mortgaged Property is solely for use as an investment property and Seller has provided Buyer or its designee with a statement certifying such purposes as well as other checks as agreed to between Seller and Buyer as determined through due diligence. Such Mortgage Loan was not originated primarily for a personal, family or household purpose, as defined in the Truth in Lending Act and its implementing Regulation Z, and such Mortgage Loans was originated for business purposes and the proceeds of such Mortgage Loan shall be used solely for a business purpose. The Mortgaged Property securing the related Mortgage (i) is non-owner occupied, and (ii) is one or more parcels of real property with a detached single family residence erected thereon, or a two- to four- family dwelling. The related Mortgagor does not intend to occupy the Mortgaged Property for more than [***] during any [***]. In connection with the origination of the Mortgage Loan, the related Mortgagor represented and certificated to the Originator that such Mortgaged Property is non-owner occupied and a copy of such certificate was delivered by Seller to Custodian to be maintained in the related Asset File.

(eee) FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the FHA Loan is covered by an FHA Mortgage Insurance Contract that is in full force and effect, and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan is guaranteed, or eligible to be guaranteed, by a VA Loan Guaranty Agreement that is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense. Each FHA Loan and VA Loan was originated in accordance with the FHA Regulations and VA Regulations, as applicable.

Sch.1-14

(fff) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (if applicable) (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal or AVM/BPO, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(ggg) No Exception. Unless otherwise approved by Buyer in writing, the Custodian has not noted any material exceptions on an Asset Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

(hhh) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains a copy of such statement in its Records.

(iii) Tax Service. The Mortgage Loan is covered by a life of loan, transferrable real estate tax service contract that may be assigned to Buyer.

Sch. 1-15

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Attention: [***]	Address: 300 Welsh Road, Building 5
Email: [***]	Horsham, PA 19044

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Schedule 2-1

BUYER NOTICES

Name: Operations	Address: Worldwide Plaza
Telephone: [***]	309 West 49th Street
Facsimile: [***]	New York, New York 10019-7316
Email: [***]

With a copy to:

Name: [***]	Address: Worldwide Plaza
Telephone: [***]	309 West 49th Street
Facsimile: [***]	New York, New York 10019-7316
Email: [***]

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Sch. 2-2

EXHIBIT A

RESERVED

Exhibit A-1

EXHIBIT B

FAM UNDERWRITING GUIDELINES

SEE ATTACHED.

[FAM UNDERWRITING GUIDELINES ARE IN A SEPARATE PDF WHICH WILL BE

AFFIXED AS EXHIBIT B TO THE FINAL MRA]

Exh. B-1

EXHIBIT C

SELLER’S TAX IDENTIFICATION NUMBER

Entity Name	EIN
Finance of America Mortgage LLC	23-2769131

Exh. C-1

EXHIBIT D

SERVICING ANNEX

Reference is hereby made to that certain Master Repurchase Agreement, dated as of October 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Finance of America Mortgage LLC (“Seller” or “Servicer”) and Nomura Corporate Funding Americas, LLC (“Buyer”). Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement.

(a) During the Interim Servicing Period, Servicer hereby agrees to service the related Purchased Assets in accordance with Accepted Servicing Practices and the terms, conditions and provisions set forth in the Agreement, including without limitation Section 17 of the Agreement. Such terms, conditions and provisions of the Agreement (including without limitation Section 17 of the Agreement) are hereby incorporated by reference.

(b) Without limiting the generality of the foregoing, during the Interim Servicing Period in connection with its servicing of the related Purchased Assets, Servicer shall comply with the following:

(i) Collection of Mortgage Loan Payments. Servicer will proceed diligently, in accordance with the Servicing Annex, to collect all payments due (if any) under each of such Purchased Assets when the same shall become due and payable.

(ii) Servicing Records and Servicing Files. Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Purchased Assets, including the related Servicing Records and Servicing Files. Servicer shall release its custody of the contents of the Servicing Files in accordance, and only in accordance, with written instructions of Buyer, except when such release is required as incidental to the Servicer’s servicing of such Purchased Assets.

(iii) MERS Mortgage Loans. With respect to each MERS Mortgage Loan, Servicer shall cause the MERS System to indicate that the related Purchased Asset is being serviced by Servicer pursuant to the Agreement (including the Servicing Annex) by entering in the MERS System the information required by the MERS System to identify Servicer as the servicer of the MERS Mortgage Loan. In the event Servicer’s membership in MERS is terminated for any reason and any of the related Purchased Assets then serviced by Servicer are MERS Mortgage Loans, Servicer shall, upon Buyer’s request, prepare and cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Buyer or its designee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Purchased Asset.

(iv) Environmental Issue. Servicer shall, if a related Mortgaged Property is subject to the Environmental Issue, immediately stop any foreclosure proceedings and not commence new foreclosure proceedings against such Mortgaged Property.

Exh. D-1

(v) Modifications Etc. Consistent with the terms of the Servicing Annex and Accepted Servicing Practices, Servicer may waive, modify or vary any term of any such Purchased Asset or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to Buyer or Buyer’s interest in such Purchased Asset. All modifications, waivers, forbearances or amendments of any such Purchased Asset shall be in writing and shall be consistent with Accepted Servicing Practices. On each Interest Rate Adjustment Date, the Servicer shall make interest rate adjustments for each related adjustable-rate Mortgage Loan in compliance with the requirements of the related Mortgage, Mortgage Note and applicable federal, state and local laws and regulations. The Servicer shall execute and deliver the notices required by each Mortgage, Mortgage Note and applicable federal, state and local laws and regulations regarding interest rate adjustments.

(vi) Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder. With respect to each such Purchased Asset (to the extent escrowed under the terms of such Purchased Asset), Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of private mortgage insurance policy premiums and fees and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor held in trust accounts as escrow funds maintained by Servicer which shall have been estimated and accumulated by Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable federal, state and local laws and regulations. Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the escrow payments and shall make Servicing Advances from its own funds to effect such payments.

(vii) Maintenance of Hazard Insurance. Servicer shall cause to be maintained for each such Purchased Asset fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by a Qualified Insurer in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property and (b) the outstanding principal balance owing on such Purchased Asset. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of such Purchased Asset if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. Any

Exh. D-2

amounts collected by the Servicer under any such policies (other than amounts to be deposited in trust accounts as escrow funds and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of such Purchased Asset, or to be released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited in the Nomura Account. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least [***] prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

(viii) Inspections. Servicer shall inspect the Mortgaged Property related to each such Purchased Asset as often as deemed necessary by the Servicer in accordance with Accepted Servicing Practices. In addition, the Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices. Servicer shall keep a written report of each such inspection and shall provide a copy of such inspection to Buyer upon the request of Buyer.

(ix) Servicing Transfer Provisions. In the event that Buyer terminates Servicer’s rights to service the related Purchased Assets in accordance with Section 17(f) of the Agreement, Servicer shall:

(A) Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under the Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Buyer or the successor servicer appointed pursuant to Section 17(f) of the Agreement;

(B) Servicer shall transfer the servicing with respect to the related Purchased Assets and prepare, execute and deliver, any and all related documents and other instruments, in the Servicer’s possession, including all related Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and related transfer of servicing, whether to complete the transfer and endorsement or assignment of the Purchased Assets and related documents or otherwise, at Seller’s sole expense. Without limiting the generality of the foregoing, Servicer shall prepare, execute and deliver any and all documents and other such instruments, and do or accomplish all other acts or things necessary or appropriate to more fully and definitely vest and confirm in the successor servicer appointed pursuant to Section 17(f) of the Agreement all such responsibilities, duties and obligations of the Servicer as servicer, to complete the transfer and endorsement or assignment of the related Purchased Assets and related documents, if necessary, and to deliver to Buyer (or its designee) all contents of the related Servicing Files in the possession of the Servicer;

Exh. D-3

(C) Servicer shall transfer to Buyer (or its designee) all cash amounts (if any) which shall at the time be credited by the Servicer and held in trust accounts as escrow funds or thereafter received with respect to the related Purchased Assets and Servicer shall account for all funds;

(D) Servicer will be responsible for notifying the related Mortgagors of any transfer of servicing in accordance with the requirements of the RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990;

(E) Servicer will comply with all applicable federal, state and local laws and regulations with respect to servicing transfers, including the Consumer Financial Protection Bureau’s rules and/or guidelines with respect to servicing transfers, including, without limitation, its Bulletin 2014-1 issued on August 19, 2014. Servicer will provide all reasonable cooperation and assistance as may be requested by Buyer in connection with compliance with such rules and/or guidelines. Further, the Servicer will cooperate after the applicable Servicing Transfer Date to promptly resolve all customer complaints, disputes and inquiries related to activities that occurred prior to such transfer date or in connection with the transfer of servicing; and

(F) With respect to each MERS Mortgage Loan, either (A) the Servicer shall, upon Buyer’s request, cooperate with the successor servicer appointed pursuant to Section 17(f) of the Agreement in causing MERS to designate on the MERS System such successor servicer as the servicer of such Purchased Asset or (B) the Servicer shall, upon Buyer’s request, cooperate with Buyer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Buyer (which may be assigned in blank) and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Purchased Asset or servicing of such Purchased Asset on the MERS System to such successor servicer.

Exh. D-4

EXHIBIT E

RESERVED

Exh. E-1

EXHIBIT F

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement dated as of October 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Finance of America Mortgage LLC (the “Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”). Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:

1. It is a natural individual person, treated as a corporation for U.S. federal income tax purposes, _ disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).

2. It is the beneficial owner of amounts received pursuant to the Agreement.

3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4. It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5. It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6. Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:_
Title:

Date:                     ,

Exh. F-1

EXHIBIT G

ASSET SCHEDULE FIELDS

Fields

Original Balance

Current Balance

Interest Rate

Execution Date

Scheduled Funding Date

Borrower 1 Income

Borrower 1 FICO Score

Borrower 2 Income

Borrower 2 FICO Score

Borrower 1 Employment Flag

City

County

State

Zip

Current ~~Appraised~~Appraisal Value

AVM: Y/N

BPO: Y/N

Original Unpaid Principal Balance

Origination Date

Original Rate

Original Term

Current Unpaid Principal Balance

Principal and Interest Payment

Document Level Code

First Due Date

Lien Position

Units

Product Code

Purpose Code

Current LTV

Current Combined LTV

MERS Min

MERS Interim Funder

Occupancy Code

Property Type Code

Investor Code

Exh. G-1

Refi Cashout Amt

DU Response

DU Case Number

Mortgage Insurance Percentage

Mortgage Insurance Company

ARM—Index

ARM—Initial Fixed Period

ARM—lnterest Rate Cap

ARM—Margin

ARM—Periodic Cap

Purchase Price

Paid To Date

Maturity Date

Amortization Term

DTI Ratio

F Score

Loan Program

Interest Only Term

Tax Insurance Monthly Payment

Servicer ID

As Of Date

Next Payment Due Date

Balloon Flag

Interest Only Flag

Interest Rate Type

Total Origination Points And Fees

Junior Lien Balance

Current Payment Status

Pay String

Appraisal Date

AVM Date

BPO Date

Rented Flag

Lifetime Minimum Rate

First Rate Reset Date

Next Rate Reset Date

Months To First Rate Adjustment

Subsequent Interest Rate Reset Period

Cash Reserves

Current FICO Date

Market Rent

Lease Rent

Foreclosure Flag

Exh. G-2

Bankruptcy Flag

Bankruptcy Discharge Date

Foreclosure Sale Date

Short Sale Date

Foreign National Flag

Self Employed Flag

Number Of Borrowers

Prepayment Penalty Calculation

Prepayment Penalty Total Term

Exh. G-3

EXHIBIT H

FORM OF ESCROW INSTRUCTION LETTER

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Nomura Corporate Funding Americas, LLC (the “Buyer”), has agreed to provide funds (“Escrow Funds”) to Finance of America Mortgage LLC (the “Seller”) to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Buyer to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Buyer until such Escrow Funds are fully disbursed on behalf of Buyer in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Buyer by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Buyer’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Buyer, and will forward the Mortgage Loan documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within [***] following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Buyer shall have no liability with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Buyer. You understand that Buyer shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Buyer is an intended third party beneficiary hereof.

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

Exh. H-1

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:_
Title:

FINANCE OF AMERICA MORTGAGE LLC,as Seller

By:_
Title:

Exh. H-2

EXHIBIT I

RESERVED

Exh. I-1

EXHIBIT J

FORM OF SELLER POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that FINANCE OF AMERICA COMMERCIAL, LLC (“Seller”) hereby irrevocably constitutes and appoints Nomura Corporate Funding Americas, LLC (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified) dated October 28, 2019 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets; and

(c)(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Asset; (ii) to send “goodbye” letters on behalf of Seller and Servicer; (iii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets;

(v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (vi) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

Exh. J-1

(e) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exh. J-2

IN WITNESS WHEREOF Seller has caused this power of attorney to be executed and Seller’s seal to be affixed this day of         ,             2019.

FINANCE OF AMERICA MORTGAGE LLC
(Seller)

By:
Name:
Title:

Exh. J-3

Acknowledgment of Execution by Seller

    (Principal):

STATE OF		)
	)	ss.:
COUNTY OF	)

On the      day of     , 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as                              for FINANCE OF AMERICA MORTGAGE LLC and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Exh. J-4